                                                                   Exhibit 10.15


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                             CONSOLIDATION AGREEMENT

                                  by and among

                                 ENTEGRIS, INC.
                            a Minnesota corporation,

                                FLUOROWARE, INC.
                            a Minnesota corporation,

                                       and

                                  EMPAK, INC.
                            a Minnesota corporation,

                                  June 1, 1999


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

                                                 TABLE OF CONTENTS
ARTICLE I.          ORGANIZATION MATTERS...........................................................................2

                    1.1        Formation of the Company............................................................2
                    1.2        Management..........................................................................2
                    1.3        Board/Strategic Integration Team....................................................3

ARTICLE II.         THE EXCHANGE...................................................................................3

                    2.1        Exchange of Shares by the Fluoroware Shareholders...................................3
                    2.2        Exchange of Shares by the Empak Shareholders........................................3
                    2.3        Reissuance of Warrants, Options, etc................................................4
                    2.4        Fractional Shares...................................................................4
                    2.5        The Closing.........................................................................4
                    2.6        Shareholder Agreements..............................................................5
                    2.7        Designation of Shareholder Representatives..........................................5

ARTICLE III.        REPRESENTATIONS AND WARRANTIES OF
                    FLUOROWARE.....................................................................................5

                    3.1        Incorporation and Corporate Power...................................................6
                    3.2        Authority...........................................................................6
                    3.3        No Breach...........................................................................6
                    3.4        Governmental Authorities; Consents..................................................6
                    3.5        Capital Stock.......................................................................7
                    3.6        Financial Statements................................................................7
                    3.7        Absence of Undisclosed Liabilities..................................................7
                    3.8        No Material Adverse Changes.........................................................8
                    3.9        Absence of Certain Developments.....................................................8
                    3.10       Tax Matters.........................................................................9
                    3.11       Contracts and Commitments..........................................................11
                    3.12       No Defaults........................................................................14
                    3.13       Intellectual Property Rights.......................................................14
                    3.14       Litigation.........................................................................16
                    3.15       Employees..........................................................................16
                    3.16       Employee Benefit Plans.............................................................16
                    3.17       Customers and Suppliers............................................................18
                    3.18       Compliance with Laws; Permits......................................................18
                    3.19       Brokerage..........................................................................18
                    3.20       Inventory..........................................................................19


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
                    3.21       Accounts and Notes Receivable......................................................19
                    3.22       Affiliate Transactions.............................................................19
                    3.23       Real Estate........................................................................19
                    3.24       Condition of Assets................................................................20
                    3.25       Environmental Matters..............................................................21
                    3.26       Year 2000 Compliance...............................................................24
                    3.27       Warranties.........................................................................25
                    3.28       Disclosure.........................................................................25

ARTICLE IV.         REPRESENTATIONS AND WARRANTIES OF EMPAK ......................................................26

                    4.1        Incorporation; Corporate Power; Subsidiary.........................................26
                    4.2        Authority..........................................................................26
                    4.3        No Breach..........................................................................26
                    4.4        Governmental Authorities; Consents.................................................27
                    4.5        Capital Stock......................................................................27
                    4.6        Financial Statements...............................................................27
                    4.7        Absence of Undisclosed Liabilities.................................................28
                    4.8        No Material Adverse Changes........................................................28
                    4.9        Absence of Certain Developments....................................................28
                    4.10       Tax Matters........................................................................29
                    4.11       Contracts and Commitments..........................................................31
                    4.12       No Defaults........................................................................33
                    4.13       Intellectual Property Rights.......................................................34
                    4.14       Litigation.........................................................................35
                    4.15       Employees..........................................................................36
                    4.16       Employee Benefit Plans.............................................................36
                    4.17       Customers and Suppliers............................................................37
                    4.18       Compliance with Laws; Permits......................................................38
                    4.19       Brokerage..........................................................................38
                    4.20       Inventory..........................................................................38
                    4.21       Accounts and Notes Receivable......................................................38
                    4.22       Affiliate Transactions.............................................................39
                    4.23       Real Estate........................................................................39
                    4.24       Conditions of Assets...............................................................40
                    4.25       Environmental Matters..............................................................40
                    4.26       Year 2000 Compliance...............................................................44
                    4.27       Warranties.........................................................................44
                    4.28       Disclosure.........................................................................45

ARTICLE V.          REPRESENTATIONS AND WARRANTIES OF THE COMPANY.................................................45

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
                    5.1        Incorporation and Corporate Power..................................................45
                    5.2        Execution, Delivery; Valid and Binding Agreement...................................45
                    5.3        Validity of the Company Shares.....................................................46
                    5.4        No Breach..........................................................................46
                    5.5        Governmental Authorities; Consents.................................................46
                    5.6          Brokerage........................................................................46

ARTICLE VI.         COVENANTS OF EMPAK AND FLUOROWARE.............................................................46

                    6.1        Conduct of the Business............................................................46
                    6.2        Access to Books and Records........................................................48
                    6.3        Hart-Scott-Rodino Filing...........................................................49
                    6.4        Other Regulatory Filings...........................................................49
                    6.5        Conditions.........................................................................49
                    6.6        No Negotiations....................................................................49
                    6.7        Tax and Accounting Treatment.......................................................50

ARTICLE VII.        CONDITIONS TO CLOSING.........................................................................50

                    7.1        Conditions to the Fluoroware Shareholders' Obligations.............................50
                    7.2        Conditions to the Empak Shareholders' Obligations..................................52

ARTICLE VIII.       TERMINATION...................................................................................55

                    8.1        Termination........................................................................55
                    8.2        Effect of Termination..............................................................55

ARTICLE IX.         SURVIVAL; OFFSET RIGHTS.......................................................................55

                    9.1        Survival...........................................................................55
                    9.2        Indemnification Commitments........................................................56
                    9.3        Limitations on Indemnification Commitments.........................................56
                    9.4        Insurance Proceeds.................................................................58
                    9.5        Claims Procedure...................................................................58

ARTICLE X.          MISCELLANEOUS.................................................................................59

                    10.1       Press Releases and Announcements...................................................59
                    10.2       Expenses...........................................................................60
                    10.3       Amendment and Waiver...............................................................60

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
                    10.4       Notices............................................................................60
                    10.5       Assignment.........................................................................61
                    10.6       Severability.......................................................................61
                    10.7       Complete Agreement.................................................................61
                    10.8       Counterparts.......................................................................61
                    10.9       Governing Law......................................................................61


                                           List of Schedules and Exhibits

Schedule A-1        -          Fluoroware Shareholder List
Schedule A-2        -          Empak Shareholder List

Exhibit A           -          Shareholder Agreement
Exhibit B           -          Legal Opinion - Empak's Legal Counsel
Exhibit C           -          Legal Opinion - Fluoroware's Legal Counsel


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

                            CONSOLIDATION AGREEMENT
                            -----------------------

                  This Consolidation Agreement, dated as June 1, 1999, is made and entered into by and among ENTEGRIS, INC., a Minnesota corporation (the "Company"), FLUOROWARE, INC., a Minnesota corporation ("Fluoroware"), and EMPAK, INC., a Minnesota corporation ("Empak").

                  WHEREAS, the persons listed on schedule A-1 to this agreement (the "Fluoroware Shareholders") are the record and beneficial owners of all of the outstanding shares of capital stock of Fluoroware; and

                  WHEREAS, the persons listed on schedule A-2 to this agreement (the "Empak Shareholders") are the record and beneficial owners of all of the outstanding shares of capital stock of Empak; and

                  WHEREAS, the Company is a newly-organized corporation which has been established for the purposes of facilitating the consolidation of the business operations of Fluoroware and Empak; and

                  WHEREAS, Fluoroware Shareholders and the Empak Shareholders (collectively, the "Shareholders") intend to transfer their respective equity interests in Fluoroware and Empak to the Company, on the terms and subject to the conditions set forth in this agreement, in exchange for all of the outstanding shares of the Company's common stock (the "Exchange") so that the Shareholders will be in "control" of the Company immediately after the Exchange; and

                  WHEREAS, the Board of Directors of each of Fluoroware and Empak has determined that it is advisable and in the respective best interests of Fluoroware and Empak and their shareholders that the Exchange take place on the terms set forth in this agreement; and

                  WHEREAS, for federal income tax purposes, it is intended that the Exchange qualify as a tax-free transfer of property by the Shareholders under the provisions of section 351 of the United States Internal Revenue Code of 1986, as amended (the "Code"); and

                  WHEREAS, for accounting purposes, it is intended by Fluoroware and Empak that the Exchange be accounted for as a "pooling of interests."

                  NOW, THEREFORE, in consideration of the premises, the respective representations, warranties, covenants and commitments of the parties set forth in this agreement and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Empak, Fluoroware and the Company agree as follows:

                                   ARTICLE I
                             ORGANIZATION MATTERS

                  1.1 Formation of the Company. Each of Empak and Fluoroware acknowledges that the Company was incorporated as a Minnesota corporation for the purposes of facilitating the Exchange and of acting as a holding company which will initially own and operate Fluoroware and Empak as wholly-owned subsidiaries. Each of Empak and Fluoroware will deliver a copy of the articles of incorporation and bylaws of the Company to their respective Shareholders prior to the completion of the Exchange.

                  1.2      Management.

                  (a) Immediately following the completion of the Exchange, the Board of Directors of the Company shall consist of up to nine (9) persons, three
(3) of whom shall be designated by Fluoroware's current Board of Directors, three (3) of whom shall be designated by Empak's current Board of Directors, and up to three (3) of whom shall be independent persons who are initially designated by the mutual agreement of the other members of the Company's Board of Directors. The initial Board members shall use their best efforts to mutually agree upon and select the three (3) independent directors by September 1, 1999. Daniel Quernemoen will serve as the Chairman of the Board of Directors for an initial term of one (1) year, and the Board of Directors will establish appropriate audit and compensation committees.

                  (b) Immediately following the completion of the Exchange and for a period of at least one (1) year from the Closing Date, the executive officers of the Company shall be as follows:

                         Position                  Name
                         --------                  ----
                         Chief Executive Officer/  Stan Geyer
                         President, Secretary
                         Executive Vice President/ Del Jensen
                         Operations and Integration

                  (c) Immediately following the completion of the Exchange, the Board of Directors of each of Fluoroware and Empak shall be changed to be identical to the Board of Directors of the Company, and the executive officers of each of Fluoroware and Empak shall be the respective executive officers of each of such corporations as of the Closing Date.

                  (d) Subject to sections 1.2(a) and (b), the persons who constitute the Boards of Directors and executive officers of the Company, Empak and Fluoroware may be changed from time to time in accordance with each corporation's governing instruments and applicable law.

                  1.3 Board/Strategic Integration Team. A Board Integration Team, initially consisting of Stan Geyer, Jim Bernards, Jim Dauwalter and Del Jensen, shall oversee the integration of the operations and businesses of Empak and Fluoroware for a period of at least one (1) year following the Closing Date. The Board Integration Team shall be responsible for selecting appropriate representatives of Fluoroware and Empak to constitute a Strategic Integration Team to implement a comprehensive plan for the integration of all aspects of the businesses of the Company.

                                  ARTICLE II
                                 THE EXCHANGE

                  2.1      Exchange of Shares by the Fluoroware Shareholders.

                  (a) Fluoroware shall use its best efforts to cause each of the Fluoroware Shareholders to assign, transfer and deliver to the Company, on the Closing Date, the certificates evidencing that number of shares of Fluoroware capital stock (the "Fluoroware Shares") owned by such Fluoroware Shareholder and set forth after such Fluoroware Shareholder's name on schedule A-1, and that such certificates shall be properly endorsed for transfer on the stock registry of Fluoroware.

                  (b) The Company shall issue and deliver up to 1.1579232 shares of the Company's common stock ("Company Shares") to each of the Fluoroware shareholders who tender their Fluoroware Shares to the Company pursuant to this agreement, which Company Shares shall, subject to the provisions of article IX, be delivered at the following times:

                           (i) On the Closing Date, the Company shall issue and deliver to such Fluoroware Shareholders 1.1000270 Company Shares for each Fluoroware Share owned by such Fluoroware Shareholder and delivered to the Company on the Closing Date; and

                           (ii) On the first anniversary of the Closing Date, the Company shall also issue and deliver to such Fluoroware Shareholders, for each Fluoroware Share owned by such Fluoroware Shareholder and delivered to the Company on the Closing Date, that number of additional Company Shares (the "Fluoroware Holdback Shares") as is equal to (A) .0578962, multiplied by
                           (B) the Fluoroware Adjustment as determined pursuant to section 9.3(e).

                  2.2      Exchange of Shares by the Empak Shareholders.

                  (a) Empak shall use its best efforts to cause each of the Empak Shareholders to assign, transfer and deliver to the Company, on the Closing Date, the certificates evidencing that number of shares of Empak capital stock (the "Empak Shares") owned by such Empak Shareholder and set forth after such Empak Shareholder's name on schedule A-2, and that such certificates shall be properly endorsed for transfer on the stock registry of Empak.

                  (b) The Company shall issue and deliver up to 1.8318759 Company Shares to each of the Empak shareholders who tender their Empak Shares to the Company pursuant to this agreement, which Company Shares shall, subject to the provisions of article IX, be delivered at the following times:

                           (i) On the Closing Date, the Company shall issue and deliver to such Empak Shareholders 1.7402821 Company Shares for each Empak Share owned by such Empak Shareholder and delivered to the Company on the Closing Date; and

                           (ii) On the first anniversary of the Closing Date, the Company shall also issue and deliver to such Empak shareholders, for each Empak Share owned by such Empak Shareholder and delivered to the Company on the Closing Date, that number of additional Company Shares (the "Empak Holdback Shares") as is equal to (A) .0915938, multiplied by (B) the Empak Adjustment, as determined pursuant to section 9.3(e).

                  2.3 Reissuance of Warrants, Options, etc. On the Closing Date, the Board of Directors of the Company shall offer to exchange warrants or options of the Company which reflect the conversion ratios set forth in sections
2.1 and 2.2 for all outstanding warrants, options or other rights to acquire Fluoroware Shares or Empak Shares that are issued and outstanding immediately prior to the Closing Date, which substitute warrants and options shall have terms (including exercise prices (appropriately adjusted to reflect the conversion ratios set forth in sections 2.1 and 2.2), vesting schedules and exercise periods) that are comparable to the warrants or options being exchanged and shall include such holdback and other provisions as shall be permitted or required to comply with applicable rules relating to "pooling of interests" and the continuation of the employee incentive stock option treatment for those options which currently qualify as incentive stock options .

                  2.4 Fractional Shares. No certificates or scrip representing fractional Company Shares shall be issued to any of the Shareholders upon the Exchange, and the number of Company Shares issuable to any Shareholder pursuant to this article II shall be rounded up or down to the nearest whole number.

                  2.5 The Closing. The closing of the Exchange and the other transactions contemplated by this agreement (the "Closing") will take place at 1:00 p.m. at the Fluoroware corporate offices at 3500 Lyman Boulevard, Chaska, Minnesota, Minnesota 55318 on June 7, 1999 (the "Closing Date"), or at such other date and time as the chief executive officers of Fluoroware and

Empak shall agree upon (which shall be at least three (3) business days after delivery of written notice of the Closing Date to the Shareholders).

                  2.6 Shareholder Agreements. Prior to the Closing Date, Fluoroware and Empak shall use their best efforts to obtain from their respective Shareholders executed agreements (the "Shareholder Agreements") pursuant to which the Shareholders shall (a) make certain investment representations relative to Company Shares, (b) make certain other representations relative to the Fluoroware Shares or Empak Shares, as the case may be, (c) acknowledge and agree to the reduction of the number of the Fluoroware Holdback Shares or the Empak Holdback Shares that will be delivered by the Company pursuant to section 2.1(b)(ii) or 2.2(b)(ii), as the case may be, to the extent required to satisfy claims under article IX, and (d) to designate the Shareholder Representatives referenced in section 2.7 and to empower them to act on their behalf in the manner contemplated by section 2.7. The Shareholder Agreements shall be in the form attached to this agreement as Exhibit A.

                  2.7      Designation of Shareholder Representatives.

                  (a) Prior to the Closing Date, Fluoroware shall use its best efforts to obtain from each of the Fluoroware Shareholders, such Fluoroware Shareholder's authorization to designate Stan Geyer as his/its representative (the "Fluoroware Representative") for purposes (i) of resolving, settling or otherwise dealing with any claims made against the Fluoroware Holdback Shares pursuant to article IX of this agreement, (ii) of pursuing claims against the Empak Holdback Shares pursuant to article IX, and (iii) of otherwise acting as the representative of the Fluoroware Shareholders on matters specified in this agreement or in the Shareholder Agreements.

                  (b) Prior to the Closing Date, Empak shall use its best efforts to obtain from each of the Empak Shareholders, such Empak Shareholder's authorization to designate James Bernards and Robert E. Boyle as its representatives (the "Empak Representatives") for purposes (i) of resolving, settling or otherwise dealing with any indemnification claims made against the Empak Holdback Shares pursuant to article IX of this agreement, (ii) of pursuing claims against the Fluoroware Holdback Shares pursuant to article IX, and (iii) of otherwise acting as the representative of the Empak Shareholders on matters specified in this agreement or in the Shareholder Agreements. (The Fluoroware Representative and the Empak Representatives shall sometimes be collectively referred to as the "Shareholder Representatives".)

                                  ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF FLUOROWARE

                  As a material inducement to the Company and Empak to enter into this agreement and to the Empak Shareholders to exchange their Empak Shares for Company Shares on the terms set forth in this agreement, and with the understanding that the Company, Empak and the Empak Shareholders will be relying thereon in consummating the transactions contemplated by this agreement,

Fluoroware represents and warrants to the Company, Empak and the Empak Shareholders that, except as set forth in the disclosure schedule delivered to the Empak Representatives by Fluoroware on or before the Closing Date (the "Fluoroware Disclosure Schedule"):

                  3.1 Incorporation and Corporate Power. Fluoroware is a corporation duly incorporated, validly existing and in good standing under the laws of the state of Minnesota and has all requisite corporate power and authority and all authorizations, licenses, permits and certifications necessary to own and operate its properties and to carry on its business as now conducted and presently proposed to be conducted. The copies of Fluoroware's articles of incorporation and bylaws which have been furnished by Fluoroware to the Empak Representatives prior to the date of this agreement are correct and complete as of the date of this agreement and reflect all amendments made thereto. Fluoroware is qualified to do business as a foreign corporation in every jurisdiction in which the nature of its business or its ownership of property requires it to be so qualified, except for those jurisdictions in which the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on Fluoroware's financial condition. Fluoroware does not own any equity interest in any partnership, joint venture, corporation, limited liability company, other organization, entity or enterprise of any form or nature.

                  3.2 Authority. The execution and delivery of this agreement and the consummation of the transactions by this agreement have been duly and validly authorized by its Board of Directors and no other corporate proceedings on the part of Fluoroware are necessary to authorize this agreement or to consummate the Exchange or the transactions contemplated hereby. This agreement has been duly and validly executed and delivered by Fluoroware and constitutes a valid, legal and binding agreement which is enforceable against Fluoroware in accordance with its terms.

                  3.3 No Breach. The execution, delivery and performance of this agreement by Fluoroware and the consummation by Fluoroware and the Fluoroware Shareholders of the transactions contemplated by this agreement do not, and will not, conflict with or result in a breach of any of the provisions of, constitute a default under, result in a violation of, result in the creation of a right of termination or acceleration or any lien, security interest, charge or encumbrance upon any assets of Fluoroware, or require any authorization, consent, approval, exemption or other action by or notice to any court or other governmental body, under the provisions of the certificate of incorporation or bylaws of Fluoroware or any indenture, mortgage, lease, loan agreement or other agreement or instrument by which Fluoroware is bound or affected, or any law, statute, rule or regulation or order, judgment or decree to which Fluoroware is subject.

                  3.4 Governmental Authorities; Consents. Fluoroware is not required to submit any notice, report or other filing with any governmental authority in connection with the execution or delivery by it of this agreement or the consummation of the transactions contemplated hereby. No approval or authorization of any governmental or regulatory authority or any other party or person is required to be obtained by Fluoroware in connection with the execution, delivery and performance of this agreement by the Fluoroware Shareholders or the transactions contemplated hereby.

                  3.5 Capital Stock. The authorized capital stock of Fluoroware consists of, or on the Closing Date will consist of, 60,000,000 shares of common stock, $.01 par value per share, of which 15,545,073 shares are issued and outstanding and are beneficially and legally owned by the Fluoroware Shareholders in the respective amounts specified on schedule A-1. All of the outstanding Fluoroware Shares have been duly authorized and are validly issued, fully paid and nonassessable. Fluoroware has no other equity securities or securities containing any equity features authorized, issued or outstanding. There are no agreements or other rights or arrangements existing which provide for the sale or issuance of capital stock by Fluoroware, and there are no rights, subscriptions, warrants, options, conversion rights or agreements of any kind outstanding to purchase or otherwise acquire from Fluoroware any shares of capital stock or other securities of Fluoroware of any kind. There are no agreements or other obligations (contingent or otherwise) which may require Fluoroware to repurchase or otherwise acquire any shares of its capital stock.

                  3.6 Financial Statements. Fluoroware has delivered to the Company and the Empak Representatives copies of (a) the unaudited balance sheet, as of February 28, 1999, of Fluoroware (the "Fluoroware Latest Balance Sheet") and the unaudited statements of earnings, shareholders' equity and cash flows of Fluoroware for the six-month period then ended (such statements and the Fluoroware Latest Balance Sheet being herein referred to as the "Fluoroware Latest Financial Statements"), and (b) audited balance sheets, as of August 29, 1998 and August 30, 1997, of Fluoroware and the audited statements of earnings, shareholders' equity and cash flows of Fluoroware for each of the fiscal years then ended (collectively, the "Fluoroware Annual Financial Statements"). The Fluoroware Latest Financial Statements and the Fluoroware Annual Financial Statements are based upon the information contained in the books and records of Fluoroware and fairly present, in all material respects, the financial condition of Fluoroware as of the dates thereof and results of operations for the periods referred to therein. The Fluoroware Annual Financial Statements have been prepared in accordance with generally accepted accounting principles, consistently applied throughout the periods indicated. The Fluoroware Latest Financial Statements have been prepared in accordance with generally accepted accounting principles applicable to unaudited interim financial statements (and thus may not contain all the information and footnotes required by generally accepted accounting principles or complete financial statements) consistently with the Fluoroware Annual Financial Statements and reflect all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial positions, results of operation and cash flows for all periods presented.

                  3.7 Absence of Undisclosed Liabilities. Except as reflected in the Fluoroware Latest Balance Sheet, Fluoroware has no liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due, whether known or unknown, and regardless of when asserted) arising out of transactions entered into, or any action or inaction, or any state of facts existing, with respect to or based upon transactions or events occurring prior to the date of this agreement, except liabilities which have arisen after the date of the Fluoroware Latest Balance Sheet in the ordinary course of business (none of which is an uninsured liability for breach of contract, breach of warranty, tort, infringement, claim or lawsuit).

                  3.8 No Material Adverse Changes. Since the date of the Fluoroware Latest Balance Sheet (the "Fluoroware Balance Sheet Date"), there has been no material adverse change in the business or financial condition of Fluoroware.

                  3.9 Absence of Certain Developments. Since the Fluoroware Balance Sheet Date, Fluoroware has not:

                  (a) borrowed any amount or incurred or become subject to any liability in excess of $100,000, except (i) current liabilities incurred in the ordinary course of business, or (ii) liabilities under contracts entered into in the ordinary course of business;

                  (b) mortgaged, pledged or subjected to any lien, charge or any other encumbrance, any of its assets with a fair market value in excess of $100,000, except (i) liens for current property taxes not yet due and payable,
(ii) liens imposed by law and incurred in the ordinary course of business for obligations not yet due to carriers, warehousemen, laborers, materialmen and the like, (iii) liens in respect of pledges or deposits under workers' compensation laws, or (iv) liens created in the ordinary course of business;

                  (c) sold, assigned or transferred (including, without limitation, transfers to any employees, affiliates or shareholders) any tangible assets with a fair market value in excess of $100,000, or canceled any debts or claims, in each case, except in the ordinary course of business;

                  (d) licensed, sublicensed, sold, assigned or transferred (including, without limitation, licenses or transfers to any employees, affiliates or shareholders) any patents, trademarks, trade names, copyrights, trade secrets, computer software or other intellectual property or other intangible assets;

                  (e) waived any rights of material value (i.e. with a financial impact of $50,000 or more) or suffered any extraordinary losses, except in the ordinary course of business;

                  (f) declared or paid any dividends or other distributions with respect to any Fluoroware Shares or redeemed or purchased, directly or indirectly, any shares of Fluoroware Shares or any options;

                  (g) issued, sold or transferred any of its equity securities, securities convertible into or exchangeable for its equity securities or warrants, options or other rights to acquire its equity securities, or any bonds or debt securities;

                  (h) other than payment of compensation for services rendered to Fluoroware in the ordinary course of business consistent with past practices, entered into any transaction with any officer, director or more than 5% shareholder of Fluoroware or any other entity in which Fluoroware has an equity interest;

                  (i) taken any other action or entered into any other transaction other than in the ordinary course of business and in accordance with past custom and practice, other than the transactions contemplated by this agreement;

                  (j) suffered any theft, damage, destruction or loss of or to any property or properties owned or used by it, whether or not covered by insurance;

                  (k) made or granted any increase in any Plans (as defined in section 3.16) or arrangement, or amended or terminated any existing Plan or arrangement, or adopted any new Plan or arrangement or made any commitment or incurred any liability to any labor organization;

                  (l) made any single capital expenditure or commitment therefor in excess of $100,000;

                  (m) made any change in accounting principles or practices from those utilized in the preparation of the Fluoroware Annual Financial Statements.

                  3.10     Tax Matters.

                  (a) Fluoroware and any subsidiary, any affiliated, combined or unitary group of which Fluoroware or any subsidiary is or was a member, any "Plans" (as defined in section 3.16), as the case may be (each, a "Tax Affiliate" and, collectively, the "Tax Affiliates") have: (i) timely filed all returns, declarations, reports, estimates, information returns, and statements ("Fluoroware Returns") required to be filed by it in respect of any "Taxes" (as defined in subsection 3.10(i)) or required to be filed by it by a taxing authority having jurisdiction; (ii) timely and properly paid (or has had paid on its behalf) all Taxes shown to be due and payable on such Fluoroware Returns and such Fluoroware Returns properly reflect the liability for Taxes of Fluoroware and its Tax Affiliates; (iii) established on the Fluoroware Latest Balance Sheet, in accordance with generally accepted accounting principles, reserves that are adequate for the payment of any Taxes not yet due and payable; (iv) complied with all applicable laws, rules, and regulations relating to the withholding of Taxes and the payment thereof (including, without limitation, withholding of Taxes under sections 1441 and 1442 of the Code, or similar provisions under any foreign laws), and timely and properly withheld from individual employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under all applicable laws.

                  (b) There are no liens for Taxes upon any assets of Fluoroware, except liens for Taxes not yet due.

                  (c) No deficiency for any Taxes has been proposed, asserted or assessed against Fluoroware that has not been resolved and paid in full. No waiver, extension or comparable consent given by Fluoroware regarding the application of the statute of limitations with respect to any Taxes or Fluoroware Returns is outstanding, nor is any request for any such waiver or consent pending. There is no Tax audit or other administrative proceeding or court proceeding with regard to any Taxes or Fluoroware Returns pending, nor has there been any notice to Fluoroware by any Taxing authority regarding any such Tax, audit or other proceeding, nor has Fluoroware received notice of any such Tax audit or other proceeding threatened with regard to any Taxes or Fluoroware Returns. Fluoroware is not aware of any unresolved questions, claims or disputes concerning the liability for Taxes of Fluoroware or the Tax Affiliates which would exceed the estimated reserves established on its books and records.

                  (d) Neither Fluoroware nor any Tax Affiliate is a party to any agreement, contract or arrangement that would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of section 280G of the Code and the consummation of the transactions contemplated by this agreement will not be a factor causing payments to be made by Fluoroware or any Tax Affiliate that are not deductible (in whole or in part) under section 280G of the Code.

                  (e) No property of Fluoroware or any Tax Affiliate is property that Fluoroware or any Tax Affiliates will be required to treat as being owned by another person under the provisions of section 168(f)(8) of the Code (as in effect prior to amendment by the Tax Reform Act of 1986) or is "tax-exempt use property" within the meaning of section 168 of the Code.

                  (f) Neither Fluoroware nor any Tax Affiliate is required to include in income any adjustment under section 481(a) of the Code by reason of a voluntary change in accounting method initiated by Fluoroware or any Tax Affiliate and neither Fluoroware nor any Tax Affiliate has received notice that the Internal Revenue Service has proposed any such adjustment or change in accounting method.

                  (g) All transactions that could give rise to an understatement of federal income tax (within the meaning of section 6661 of the Code as it applied prior to repeal) or an underpayment of tax (within the meaning of section 6662 of the Code) were reported in a manner for which there is substantial authority or were adequately disclosed (or, with respect to Fluoroware Returns filed before the Closing Date, will be reported in such a manner or adequately disclosed) on the Fluoroware Returns required in accordance with sections 6661(b)(2)(B) and 6662(d)(2)(B) of the Code.

                  (h) Neither Fluoroware nor any Tax Affiliate has engaged in any transaction that would result in a deemed election under section 338(e) of the Code, and neither Fluoroware nor any Tax Affiliate will engage in any such transaction within any applicable "consistency period" (as such term is defined in section 338 of the Code).

                  (i) For purposes of this agreement, the term "Taxes" means all taxes, charges, fees, levies, or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, social security, unemployment, excise, estimated, severance, stamp, occupation, property, or other taxes, customs duties, fees, assessments, or charges of any kind whatsoever, including, without limitation, all interest and penalties thereon, and additions to tax or additional amounts imposed by any taxing authority, domestic or foreign, upon the Constituent Corporation and its Tax Affiliates.

                  3.11 Contracts and Commitments. Fluoroware has furnished to Empak complete information about its assets, business and contractual commitments including, without limitation, the information listed in this section 3.11, and such information, and the copies of documents evidencing such information that were provided to Empak for review, are correct in all material respects.

                           1. A list of all equipment (including motor vehicles), machinery, furniture, fixtures, furnishings, leasehold improvements and other similar property that are owned by Fluoroware and that are being used by Fluoroware in connection with the business conducted by it.

                           2. Each real property lease and any other instrument under which Fluoroware claims or holds an interest in real property owned by another person.

                           3. Each personal property lease to which Fluoroware is a party.

                           4. Listings of all intangible personal property used by Fluoroware in the conduct of its trade or business, including without limitation, all computer programs, trade secrets, trademarks, trade names, service names, service marks, copyrights, patents, patent licenses, applications for any and all of the foregoing and registrations thereof owned by Fluoroware or used in its operations.

                           5. A legal description of each parcel of real property owned by Fluoroware, and lists each mortgage, easement, restriction or other encumbrance on or affecting each such parcel.

                           6. Each other agreement, whether oral or written, to which Fluoroware is a party, including the following:

                                    (i)     Each executory or partially
                                            executory contract, commitment,
                                            agreement or arrangement made in the
                                            ordinary course of business by
                                            Fluoroware involving (A) an
                                            expenditure or ongoing commitments
                                            of more than $10,000, or (B)
                                            commitment by Fluoroware for
                                            delivery of its products or services
                                            over a period of more than thirty
                                            (30) days from the date of this
                                            agreement and for an aggregate price
                                            of more than $10,000, or (C) capital
                                            expenditures in excess of $10,000.

                                    (iii)   Each contract continuing over a
                                            period of more than six (6) months
                                            from its date, which is not
                                            terminable by Fluoroware upon not
                                            more than thirty (30) days notice.

                                    (iv)    Each agreement for the sale of any
                                            capital asset of Fluoroware made or
                                            entered into within twelve (12)
                                            months of the date of this
                                            agreement.

                                    (v)     Each employment contract or
                                            agreement relating thereto between
                                            Fluoroware and any officer,
                                            consultant, director or employee,
                                            including any bonus, incentive or
                                            deferred compensation plans, any
                                            confidentiality or non-compete
                                            agreements, and any arrangements
                                            which encourage or compensate
                                            Fluoroware's employees to stay with
                                            or leave Fluoroware following the
                                            Closing.

                                    (vi)    Each plan or contract or arrangement
                                            of Fluoroware (including Plans),
                                            providing for pensions, life
                                            insurance, medical insurance,
                                            disability insurance, vacations and
                                            other employees' benefits or
                                            compensation plans, whether formal
                                            or informal.

                                    (vii)   Each contract between Fluoroware and
                                            any business partner, joint
                                            venturer, dealer, distributor,
                                            broker, agent, sales representative,
                                            equipment manufacturer or
                                            representatives or agents thereof.

                                    (viii)  Each license, royalty or other
                                            contract or agreement relating to
                                            intangible personal property.

                                    (ix)    Each agreement not made in the
                                            ordinary course of Fluoroware's
                                            business.

                                    (x)     Each loan agreement, credit facility
                                            or other instrument pursuant to
                                            which Fluoroware is obligated to the
                                            repayment of indebtedness.

                           7. A list of each policy of liability, property damage, comprehensive, vehicle, workers' compensation, key man, disability, fidelity, errors and omissions, directors' and officers' and other forms of insurance owned or maintained by Fluoroware during the past three (3) years and contains a brief description of any claims made thereunder during such period of time.

                           8. Copies of all permits, licenses, exemptions, variances, and other approvals and authorizations which are necessary to conduct the business of Fluoroware.

                           9. A list of all personal property owned by any third parties (whether a customer, supplier or other person) for which Fluoroware is responsible, other than property leased by Fluoroware.

                           10. A list of each bank or other financial institution in which Fluoroware has an account or depository arrangement, together with the account names and numbers and the names of all persons authorized to take any actions with respect thereto.

                           11. A list of each employee of Fluoroware and position, title, remuneration.

                           12.      Each contract, agreement or understanding
                                    (a) relating to the voting of Fluoroware
                                    Shares or the election of directors of
                                    Fluoroware; (b) which prohibits Fluoroware from freely engaging in business anywhere in the world; (c) relating to any guaranty of any obligation for borrowed money or otherwise.

                  True and correct copies of all documents described in this section 3.11 have been delivered or made available to Empak or the Empak Representatives or will be made available upon request and will be signed by an officer of Fluoroware for identification upon request of Empak or the Empak Representatives.

                  3.12 No Defaults. Each of the leases, contracts, agreements and insurance policies referred to in section 3.11 is in full force and effect as of the date hereof with no defaults existing thereunder. Fluoroware is not in default or breach under any of such leases, contracts, agreements and policies, and no other party to any such leases, contracts, agreements and policies is in default or breach thereunder (other than failure by one or more of such other parties to make timely payment of accounts receivable arising thereunder).

                  3.13     Intellectual Property Rights.

                  (a)      Definitions.

                           (i) "Copyrights" shall mean rights in original works
                  of authorship including, without limitation, computer programs as those terms are used in 17 U.S.C.ss.101 et seq. and rights under corresponding foreign laws.

                           (ii) "Intellectual Property Rights" shall mean the
                  Copyrights, Patent Rights, Trademarks, Know-How and Trade Secrets and all other similar rights, that are owned, licensed or controlled by Fluoroware and used in or held for use in connection with the operation of its business.

                           (iii) "Know-How" shall mean (A) design documents, (B)
                  specifications and performance criteria, (C) operating instructions and maintenance manuals, (D) computer software tools and related documentation, including, without limitation, source and object code copies therefor in electronic or printed forms, (E) prototypes, models or samples, (F) files relating to applications for Intellectual Property Rights, and (G) all other tangible materials (not necessarily proprietary) used in or held for use in connection with the Intellectual Property Rights.

                           (iv) "Licensed Software" shall mean all software used
                  by Fluoroware under license as part of Fluoroware's business (or for which Fluoroware has a right to reproduce and distribute copies as part of Fluoroware's business).

                           (v) "Patent Rights" shall mean rights provided by a
                  United States or foreign patent, including reissues or extensions thereof, and on applications for the foregoing, including any divisions, continuations and continuations-in-part thereof filed by Fluoroware.

                           (vi) "Trade Secrets" shall mean all proprietary
                   information that is used in or held by Fluoroware for use in connection with the Fluoroware Intellectual Property Rights and that (A) derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, third parties who can obtain economic value from its disclosure or use and (B) is the subject of efforts by Fluoroware that have been reasonable under the circumstances to maintain its secrecy. Trade Secrets may include, without limitation, source and object code, software documentation, computer program designs, and information regarding future business opportunities.

                           (vii) "Trademarks" shall mean trade names,
                  trademarks, service marks, trade dress and product configurations that are used or, if any, are presently subject to an intent to use application to register in the United States Patent and Trademark Office by Fluoroware in connection with the operation of its business, and all (A) goodwill and common law rights associated therewith, (B) registration applications pending thereon in any state and in any country, and (C) registrations issued thereon in any state and in any country.

                  (b) Certain Representations and Warranties Regarding Intellectual Property.

                           (i) Fluoroware owns or has the exclusive right to use
                  the Intellectual Property Rights and has the right to fully use and exploit all the Trade Secrets and Know-How. Fluoroware has taken all reasonably necessary action to protect the Intellectual Property Rights, including, without limitation, use of reasonable secrecy measures to protect the Trade Secrets included in the Intellectual Property Rights. Fluoroware has not granted to any third party any license for or access to the Intellectual Property Rights and has not previously assigned, transferred or otherwise encumbered the Intellectual Property Rights.

                           (ii) The Intellectual Property Rights comprise all
                  intellectual property rights used by Fluoroware in the conduct of its business.

                           (iii) No claim by any third party contesting the
                  validity of the Intellectual Property Rights has been made, is currently outstanding or is threatened, and Fluoroware has not received any notice of any facts suggesting any infringement, misappropriation or violation by others of the Intellectual Property Rights.

                           (iv) No infringement, illicit copying,
                  misappropriation or violation of any third party intellectual property rights has or will occur with respect to Fluoroware's use of the Intellectual Property Rights as currently being used by Fluoroware or the continuing conduct of Fluoroware's business as now conducted.

                           (v) Fluoroware has valid licenses to use the
                  intellectual property rights of third parties which are used in Fluoroware's business but are not owned by Fluoroware. Except for the licenses for licensed software which have been provided to

                  Empak for review, there are no other agreements requiring Fluoroware to make payments or provide any consideration for, or restricting Fluoroware's right to use, any intellectual property rights of third parties.

                           (vi) Fluoroware has performed all material
                  obligations required to be performed by it, and is not in default under material contract or arrangement relating to any Intellectual Property Rights.

                  3.14 Litigation. Fluoroware is not a party to, or the subject of, any litigation pending or threatened. Fluoroware is not the subject of any investigation by any governmental or quasi-governmental body or agency or legal, administrative or arbitration proceeding, and there are no facts which might result in or form the basis for any such investigation or proceeding. There is no outstanding judgment, order, junction or decree affecting Fluoroware or its properties, assets or business or preventing the consummation of the Exchange.

                  3.15 Employees. To Fluoroware's knowledge, no management or key employee of Fluoroware intends to terminate his/her employment with Fluoroware. Fluoroware has complied with all laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes. There is not pending or, to the knowledge of Fluoroware, threatened any labor dispute, strike or work stoppage against Fluoroware which may interfere with the continued operation of the business activities of Fluoroware. None of Fluoroware or any representative or employee of Fluoroware has committed any unfair labor practices in connection with the operation of Fluoroware's business, and there is not pending or threatened any charge or complaint against Fluoroware by the National Labor Relations Board or any comparable state agency. Fluoroware is not or will not become, liable for any retroactive workers' compensation insurance premiums or retroactive unemployment compensation experience ratings or charges in connection with the operation of its business relating to the period of time prior to the date of this agreement. No employee of Fluoroware is subject to any secrecy or noncompetition agreement or any other agreement or restriction of any kind that would impede in any way the ability of such employee to carry out fully all activities of such employee in furtherance of the business of Fluoroware. No employee or former employee of Fluoroware has any claim with respect to any intellectual property rights of Fluoroware.

                  3.16     Employee Benefit Plans.

                  (a) Except for plans, contracts or arrangements which Fluoroware has provided to Empak for review, with respect to all employees and former employees of Fluoroware and all dependents and beneficiaries of such employees and former employees, (i) Fluoroware does not maintain or contribute to any nonqualified deferred compensation or retirement plans, contracts or arrangements; (ii) Fluoroware does not maintain or contribute to any qualified defined contribution plans (as defined in Section 3(34) of the Employee Retirement Income Security Act of 1974, as amended

("ERISA"), or Section 414(i) of the Code; (iii) Fluoroware does not maintain or contribute to any qualified defined benefit plans (as defined in Section 3(35) of ERISA or Section 414(j) of the Code); and (iv) Fluoroware does not maintain or contribute to any employee welfare benefit plans (as defined in Section 3(1) of ERISA, other than plans that are excluded from the coverage of ERISA by reason of the regulations promulgated thereunder).

                  (b) To the extent required (either as a matter of law or to obtain the intended tax treatment and tax benefits), all employee benefit plans (as defined in Section 3(3) of ERISA) Fluoroware maintains or to which it contributes (collectively, the "Fluoroware Plans") comply in all respects with the requirements of ERISA and the Code. With respect to the Fluoroware Plans,
(i) all required contributions which are due have been made and a proper accrual has been made for all contributions due; (ii) there are no actions, suits or claims pending, other than routine uncontested claims for benefits and actions relating to qualified domestic relations orders; and (iii) there have been no prohibited transactions (as defined in Section 406 of ERISA or Section 4975 of the Code).

                  (c) Fluoroware has delivered to the Empak Representative true and complete copies of (i) the most recent determination letter, if any, received by Fluoroware from the Internal Revenue Service regarding the Fluoroware Plans which Fluoroware maintains or to which it contributes and any amendment to any Fluoroware Plan made subsequent to any Fluoroware Plan amendments covered by any such determination letter; (ii) the most recent financial statements and annual report or return for the Fluoroware Plans; and
(iii) the most recently prepared actuarial valuation reports, if any.

                  (d) Fluoroware does not contribute (and has never contributed) to any multiemployer plan, as defined in Section 3(37) of ERISA. Fluoroware has no actual or potential liabilities under Section 4201 of ERISA for any complete or partial withdrawal from a multiemployer plan. Fluoroware has no actual or potential liability for death or medical benefits after separation from employment, other than (i) death benefits under the employee benefit plans or programs (whether or not subject to ERISA) made available to Empak for review and (ii) health care continuation benefits described in Section 4980B of the Code.

                  (e) Neither Fluoroware nor any of its directors, officers, employees or other "fiduciaries", as such term is defined in Section 3(21) of ERISA, has committed any breach of fiduciary responsibility imposed by ERISA or any other applicable law with respect to the Fluoroware Plans which would subject the Company, Fluoroware, any Fluoroware subsidiary, or any of their respective directors, officers or employees to any liability under ERISA or any applicable law.

                  (f) Fluoroware has not incurred any liability for any tax or civil penalty or any disqualification of any employee benefit plan (as defined in Section 3(3) of ERISA) imposed by Sections 4980B and 4975 of the Code and
Part 6 of Title I and Section 502(i) of ERISA.

                  3.17 Customers and Suppliers. As of the date of this agreement, the relationships of Fluoroware with its customers and suppliers are good commercial working relationships. No customer or supplier has indicated that it will stop or decrease the amount of business done with Fluoroware, except for changes in the ordinary course of Fluoroware's business.

                  3.18     Compliance with Laws; Permits.

                  (a) Fluoroware is not currently being charged with, any violations of the Americans with Disabilities Act of 1990 or the regulations promulgated thereunder (collectively, the "ADA") or similar state laws or regulations, nor has Fluoroware been notified of any problems, which through the passage of time or the future to take corrective action, could result in a violation of the ADA or such state's laws or regulations. Fluoroware has provided the Empak Representative with any written materials in its possession which assess or relate to the status of Fluoroware's real property or Fluoroware's compliance with ADA and such state's laws or regulations. Fluoroware is not currently being charged with nor, to its knowledge, is it operating its business in violation of any applicable foreign, federal, state or municipal laws, regulations or ordinances including, without limitation, the federal Foreign Corrupt Practices Act, the federal Occupational Safety and Health Act of 1970, or the regulations promulgated thereunder ("OSHA"), or any other applicable foreign, federal, state or municipal statute, law, regulation or ordinance relating to occupational health and safety, nor is Fluoroware relying on any exemption from or deferral of any such applicable statute, law or regulation that would not be available to it or the Company after the Exchange.

                  (b) Fluoroware has, in full force and effect, all licenses, permits and certificates, from federal, state, local and foreign authorities (including, without limitation, federal and state agencies regulating occupational health and safety) used in and, individually or in the aggregate, material to the business or financial condition of Fluoroware or necessary to conduct its business and own and operate its properties (collectively, the "Fluoroware Permits"). Fluoroware has conducted its business in substantial compliance with all material terms and conditions of the Fluoroware Permits.

                  (c) Fluoroware has not made or agreed to make gifts of money, other property or similar benefits (other than incidental gifts of articles of nominal value) to any actual or potential customer, supplier, governmental employee or any other person in a position to assist or hinder Fluoroware in connection with any actual or proposed transaction.

                  3.19 Brokerage. No third party shall be entitled to receive any brokerage commissions, finder's fees, fees for financial advisory services or similar compensation in connection with the transactions contemplated by this agreement based on any arrangement or agreement made by or on behalf of Fluoroware or any of the Fluoroware Shareholders.

                  3.20 Inventory. All inventories reflected in the Fluoroware Latest Balance Sheet are stated at the lower of cost or market and, as so stated, are in good condition and are currently usable or salable in the category in which they are inventoried, in the ordinary course of business of Fluoroware, without discounts other than normal trade discounts regularly offered by Fluoroware for prompt payment or quantity purchase.

                  3.21 Accounts and Notes Receivable. To the extent they exceed the reserves for doubtful accounts, the accounts and notes receivable of Fluoroware as set forth in the Fluoroware Latest Balance Sheet, and all accounts receivable of Fluoroware that have arisen since the Latest Balance Sheet Date are valid and enforceable obligations due to Fluoroware and shall be collectible by Fluoroware in the ordinary course of business. The goods and services sold and delivered by Fluoroware that give rise to such accounts and notes receivable were sold and delivered in conformity with the applicable purchase orders, agreements and specifications. Such accounts and notes receivable are subject to no valid defense or offsets except routine customer complaints of an immaterial nature.

                  3.22 Affiliate Transactions. Other than pursuant to this agreement, no officer, director or employee of Fluoroware or any member of the immediate family of any such officer, director or employee, or any entity in which any of such persons owns any beneficial interest (other than any publicly-held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than one percent of the stock of which is beneficially owned by any of such persons) (collectively "insiders"), has any agreement with Fluoroware (other than normal employment arrangements) or any interest in any property, real, personal or mixed, tangible or intangible, used in or pertaining to the business of Fluoroware (other than ownership of Fluoroware Shares). None of the insiders has any direct or indirect interest in any competitor, supplier or customer of Fluoroware or in any person, firm or entity from whom or to whom Fluoroware leases any property, or in any other person, firm or entity with whom Fluoroware transacts business of any nature. For purposes of this section 3.22, the members of the immediate family of an officer, director or employee shall consist of the spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law of such officer, director or employee.

                  3.23     Real Estate.

                  (a) Fluoroware has good and marketable title in fee simple to all real property and improvements which are owned by it and used in its business (the "Fluoroware Owned Real Property"), free and clear of all liens, mortgages, encumbrances, covenants, charges, easements, restrictions, reservations, leases and assessments of any nature whatsoever. All of the buildings, improvements and structures located on the Fluoroware Owned Real Property or located on the real property subject to the leases to which Fluoroware is a party (the "Fluoroware Leased Real Property") are in good operating condition and repair and suitable for the purposes for which they are being used. Each has adequate rights of ingress and egress for the operation of its business as it is currently being conducted by Fluoroware and has access, sufficient for the conduct of Fluoroware's business as now conducted or as presently proposed to be conducted, to all utilities, including electricity, sanitary and storm sewer, potable water, natural gas and other utilities, used in the operation of the business of Fluoroware at that location. No such building, structure or improvement, or any appurtenance thereto or equipment therein, or the operation or maintenance thereof, violates any restrictive covenant or any provision of any federal, state or local law, ordinance or zoning, fire, safety, pollution or health regulations, or encroaches on any property owned by others. No condemnation proceeding is pending or threatened with respect to the Fluoroware Owned Real Property or the Fluoroware Leased Real Property. No change is pending or threatened in any provision of any federal, state or local law, ordinance or zoning or other regulation which might materially interfere with the present or proposed use of any building, improvement or structure located on the Fluoroware Owned Real Property or the Fluoroware Leased Real Property.

                  (b) Fluoroware has previously delivered to the Empak Representatives a true and complete copy of each lease (including all amendments and supplements thereto) of each real property leased or otherwise used by Fluoroware in its business. Each such lease is in full force and effect, and constitutes a legal, valid, and binding obligation of Fluoroware and each other party thereto, enforceable by Fluoroware against the lessor thereof in accordance with its terms. Neither Fluoroware nor any other party to any such lease is in default of or under any such lease. The transaction contemplated by this agreement will not result in the default of or under any such lease or require the consent of the lessor under any such lease.

                  (c) The leases to which Fluoroware is are party are in full force and effect, and Fluoroware holds a valid and existing leasehold interest under each of such leases. Fluoroware is not in default, and no circumstances exist which, if not remedied, would, either with or without notice or the passage of time or both, result in such default under any of such leases.

                  3.24     Condition of Assets.

                  (a) Fluoroware owns good and marketable title to each of the tangible personal properties and tangible and intangible assets reflected on the Fluoroware Latest Balance Sheet, or acquired since the date thereof, free and clear of all liens and encumbrances, except for (i) liens for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings, (ii) liens identified in the Fluoroware Disclosure Statement, (iii) assets disposed of since the Fluoroware Balance Sheet Date in the ordinary course of business,
(iv) liens imposed by law and incurred in the ordinary course of business for obligations not yet due or delinquent and (v) liens in respect of pledges or deposits under workers' compensation laws.

                  (b) The buildings, equipment and other tangible assets used by Fluoroware in the conduct of its business are, in all material respects, in good condition and repair, ordinary wear and tear excepted, and are adequate and suitable for the purposes for which they are currently being used.

                  3.25     Environmental Matters.

                  (a) As used in this section 3.25, the following terms shall have the following meanings:

                           (i) "Clean-up" shall mean removal and/or remediation
                  of, or other response (including, without limitation, testing, monitoring, sampling or investigating of any kind) to, any Release of Hazardous Substances or Contamination, to the satisfaction of all applicable governmental agencies, in compliance with Environmental Laws and in compliance with good commercial practice.

                           (ii) "Contamination" shall mean the presence of, or
                  Release on, under, from or to the Property of any Hazardous Substance, except the routine storage and use of Hazardous Substances from time to time in the ordinary course of business, in compliance with Environmental Laws and in compliance with good commercial practice.

                           (iii) "Environmental Documents" shall mean (A) any
                  and all documents received by Fluoroware from the United States Environmental Protection Agency ("EPA") and/or any state, county or municipal environmental or health agency concerning the environmental condition of the Fluoroware Property or the effect of Fluoroware's business operations on the environmental condition of the Fluoroware Property; (B) any and all documents submitted by Fluoroware to the EPA and/or any state, county or municipal environmental or health agency concerning the environmental condition of the Fluoroware Property or the effect of Fluoroware's business operations on the environmental condition of the Fluoroware Property; and (C) any and all reviews, audits, reports, or other analyzes concerning Contamination.

                           (iv) "Environmental Law(s)" shall mean any and all
                  federal, state and local laws, statutes, codes, ordinances, regulations, rules, policies, consent decrees, judicial orders, administrative orders or other requirements relating to the environment or to human health or safety associated with the environment, all as amended or modified from time to time. Environmental Laws include, but are not limited to, the following statutes and all rules and regulations relating thereto, all as amended or modified from time to time:

                                    A. The Comprehensive Environmental Response,
                           Compensation and Liability Act ("CERCLA"), as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA") 42 U.S.C.ss.ss.9601-9675; the
                           Resource Conservation and Recovery Act of 1976 ("RCRA") 42 U.S.C.ss.6901-6991; the Clean Water Act 33 U.S.C.ss. 1321 et seq; the Clean Air Act

                           42 U.S.C.ss.ss.7401 et seq; the Federal Insecticide, Fungicide and Rodenticide Act ("FIFRA") 7 U.S.C.ss.136 et seq; the Toxic Substances Control Act ("TSCA") 15 U.S.C. ss.ss. 2601-2671; and

                                    B. The Minnesota Environmental Response and
                           Liability Act ("MERLA") Minn. Stat. Ch. 115B; the Minnesota Petroleum Tank Release Cleanup Act, Minn. Stat. Ch. 115C; the Minnesota Agricultural Chemical Liability, Incidents, and Enforcement Act, Minn. Stat. Ch. 18D; and the Minnesota Agricultural Chemical Response and Reimbursement Law, Minn. Stat. Ch. 18E.

                           (v) "Hazardous Substance(s)" shall mean (A) any
                  substance, the presence of which requires investigation or remediation under any Environmental Law or under common law;
                  (B) any dangerous, toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous substance which is regulated by any Environmental Law; (C) any substance, the presence of which causes or threatens to cause a nuisance upon the Fluoroware Property or to adjacent properties or poses or threatens to pose a hazard to the health or safety of persons on or about the Fluoroware Property; (D) any substance, the presence of which on properties adjacent to the Property could constitute a trespass by Fluoroware; and (E) urea-formaldehyde, polychlorinated biphenyls, asbestos or asbestos-containing materials, petroleum and petroleum products; provided, however, that substances otherwise within the meaning of Hazardous Substances and held for resale or used in the preparation of pharmaceuticals shall not be considered Hazardous Substances.

                           (vi) "Fluoroware Property" shall refer to any real
                  property currently owned by Fluoroware, any real property currently leased by Fluoroware and any other real property that has been previously owned or used by Fluoroware in the operation of its business.

                           (vii) "Regulatory Action(s)" shall mean any claim,
                  demand, action or proceeding brought or instigated by any governmental authority in connection with any Environmental Law (including without limitation civil, criminal and/or administrative proceedings), whether or not seeking costs, damages, penalties or expenses.

                           (viii) "Release" shall mean the spilling, leaking,
                  disposing, discharging, emitting, depositing, injecting, leaching, escaping or any other release or threatened release, however defined, and whether intentional or unintentional, of any Hazardous Substance.

                           (ix) "Third Party Claim(s)" shall mean third party
                  claims, actions, demands or proceedings (other than Regulatory Actions) based on negligence, trespass, strict liability, nuisance, toxic tort or detriment to human health or welfare due to any Release of Hazardous Substances or Contamination, and whether or not seeking costs, damages, penalties or expenses.

                  (b) No Third Party Claims and/or Regulatory Actions have been asserted or assessed against Fluoroware or the Fluoroware Property and no Third Party Claims and/or Regulatory Actions are pending or threatened against Fluoroware or the Fluoroware Property, arising out of or due to, or allegedly arising out of or due to, (i) the Release on, under or from the Fluoroware Property of any Hazardous Substances; (ii) any Contamination of the Fluoroware Property, including without limitation, the presence of any Hazardous Substance which has come to be located on or under the Fluoroware Property from another location; (iii) any violation or alleged violation of any Environmental Law with respect to the Fluoroware Property or Fluoroware's business operations on the Fluoroware Property; (iv) any injury to human health or safety or to the environment by reason of the past or present condition of, or past or present activities on or under, the Fluoroware Property; or (v) the generation, manufacture, storage, treatment, handling, transportation or other use, however defined, of any Hazardous Substance on the Fluoroware Property.

                  (c) Fluoroware's storage, transportation, handling, use or disposal, if any, of Hazardous Substances on or under the Fluoroware Property and/or disposal elsewhere, if any, of Hazardous Substances generated on or from the Fluoroware Property is currently, and at all times has been, in compliance with all applicable Environmental Laws.

                  (d) Fluoroware has delivered to the Empak Representatives, prior to the execution and delivery of this agreement, complete copies of any and all Environmental Documents.

                  (e) Fluoroware has not transported nor arranged for the transportation of any Hazardous Substances to any location which is: (i) listed on the EPA's National Priorities List of Hazardous Waste Sites (the "National Priorities List"); (ii) listed for possible inclusion on the National Priorities List, in CERCLIS or on any similar state list; or (iii) the subject of any Regulatory Action which may lead to claims against Fluoroware for damages to natural resources, personal injury, Clean-up costs or Clean-up work, including, but not limited to, claims under CERCLA.

                  (f) The Fluoroware Property is not listed in the National Priorities List or any other list, schedule, log, inventory or record, however defined, maintained by any federal, state or local governmental agency with respect to sites from which there is or has been a Release of any Hazardous Substance or any Contamination.

                  (g) No part of the Fluoroware Property was ever used, nor is it now being used, (A) as a landfill, dump or other disposal, storage, transfer or handling area for Hazardous Substances, excepting, however, for the routine storage and use of Hazardous Substances from time to time in the ordinary course of business, in compliance with Environmental Laws and in compliance with good commercial practice; (B) for industrial, military or manufacturing purposes; or (C) as a gasoline service station or a facility for selling, dispensing, storing, transferring or handling petroleum and/or petroleum products.

                  (h) There are no underground or aboveground storage tanks (whether or not currently in use), urea-formaldehyde materials, asbestos, asbestos containing materials, polychlorinated biphenyls (PCBs) or nuclear fuels or wastes, located on or under the Fluoroware Property, and no underground tank previously located on the Fluoroware Property has been removed therefrom.

                  (i) There has not been, or is not now occurring, any Release of any Hazardous Substance on, under or from the Fluoroware Property. There has not been, and is not now present, any Contamination on the Fluoroware Property.

                  (j) The Fluoroware Property and the use and operation thereof, are currently and, at all times during either Fluoroware's ownership or operation thereof, have been, and, to the best of Fluoroware's knowledge after due inquiry, at all times during the ownership and/or operation thereof by prior owners and/or users have been, in compliance with all applicable Environmental Laws.

                  (k) There are no liens against the Fluoroware Property arising under any Environmental Law, or based upon a Regulatory Action and/or Third Party Claim.

                  (l) There are no wells (as said term is defined in Minn. Stat.ss. 103I.005, Subd. 21) on the Fluoroware Property. This disclosure is intended to satisfy the requirements of Minn. Stat.ss. 103I.235, Subd. 1(a).

                  (m) All chemical substances contained in Fluoroware's commercially-sold product lines were included on the initial inventory list promulgated under the United States Toxic Substances Control Act or were the subject of a premanufacturing notice filed with the EPA under such act. Fluoroware's material safety data sheets for its assets accurately and properly reflect any hazardous ingredients in any products manufactured or sold by Fluoroware in the conduct of its business.

                  3.26 Year 2000 Compliance. All software used by Fluoroware in the operation of its business (the "Software") is Year 2000 Compliant, including date century recognition, calculations which accommodate same century and multi-century formulas and date values that reflect the century. As used herein, "Year 2000 Compliant" shall mean the ability of the Software to (i) consistently handle date information before, during and after January 1, 2000, including but not limited to accepting date input, providing date output, and performing calculations on dates or portions of dates; (ii) function accurately in accordance with all documentation without interruption before, during and after January 1, 2000, without any change of operations associated with the advent of the new century; (iii) respond to two-digit date input in a way that resolves any ambiguity as to century in a disclosed, defined and predetermined manner; and (iv) store and provide output of date information in ways that are unambiguous as to century.

                  3.27     Warranties.

                  (a) Fluoroware has provided Empak with an accurate listing of all claims outstanding, pending or, to the best knowledge of Fluoroware, threatened for breach of any warranty relating to any products sold by Fluoroware prior to the date hereof. The reserves for warranty claims on the Fluoroware Latest Balance Sheet are consistent with Fluoroware's prior practices and are fully adequate to cover all warranty claims made or to be made against any products of Fluoroware sold prior to the date thereof.

                  (b) The goods and services sold by Fluoroware (i) conform in all respects with the specification, documentation, performance standard, representation or statement (if any) made or provided with respect thereto by or with authorization of Fluoroware and (ii) there has not been any material claim by any customer or other person alleging that any such goods and services does not conform in all respects with any specification, documentation, performance, standard, representation or statement made or provided by or on behalf of Fluoroware, and, to the knowledge of Fluoroware, there is no basis for any such claim.

                  (c) Other than its obligations to perform under the contracts to which it is a party and which have been made available to Empak for review, Fluoroware has not incurred or become subject to any material liability arising from (i) any product, system, program, other asset designed, developed, manufactured, assembled, sold, supplied, installed, repaired, licensed or made available by Fluoroware, or (ii) any consulting services, installation services, programming services, repair services, maintenance services, training services, support services or other services performed by Fluoroware.

         3.28. Disclosure. Neither this agreement nor any of the exhibits, schedules or any of the documents delivered by or on behalf of Fluoroware pursuant to this agreement nor the Fluoroware Disclosure Schedule nor any of the financial statements referred to in section 3.6, taken as a whole, contains any untrue statement of a material fact regarding Fluoroware or its business or any of the other matters dealt with in this article III relating to Fluoroware or the transactions contemplated by this agreement. This agreement, the exhibits or schedules hereto, the documents delivered to Empak by or on behalf of Fluoroware pursuant to this agreement, the Disclosure Schedule and the financial statements referred to in section 3.6, taken as a whole, do not omit any material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading, and there is no fact known to Fluoroware which has not been disclosed to the Empak Representatives which materially affects adversely or could reasonably be anticipated to materially affect adversely the assets, financial condition, operating results, customer, employee or supplier relations, business condition or prospects of Fluoroware or the Company.

                                  ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF EMPAK

                  As a material inducement to the Company and Fluoroware to enter into this agreement and to the Fluoroware Shareholders to exchange their Fluoroware Shares for Company Shares on the terms set forth in this agreement, and with the understanding that the Company, Fluoroware and the Fluoroware Shareholders will be relying thereon in consummating the transactions contemplated by this agreement, Empak represents and warrants to the Company, Fluoroware and the Fluoroware Shareholders that, except as set forth in the disclosure schedule delivered to the Fluoroware Representative by Empak on or before the Closing Date (the "Empak Disclosure Schedule"):

                  4.1 Incorporation; Corporate Power; Subsidiary. Empak is a corporation duly incorporated, validly existing and in good standing under the laws of the state of Minnesota and has all requisite corporate power and authority and all authorizations, licenses, permits and certifications necessary to own and operate its properties; to carry on its business as now conducted and presently proposed to be conducted and to execute and deliver this agreement and consummate the transactions contemplated by this agreement. The copies of Empak's articles of incorporation and bylaws which have been furnished by Empak to the Fluoroware Representative prior to the date of this agreement are correct and complete as of the date of this agreement and reflect all amendments made thereto. Empak is qualified to do business as a foreign corporation in every jurisdiction in which the nature of its business or its ownership of property requires it to be so qualified, except for those jurisdictions in which the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on Empak's financial condition. Empak does not own any equity interest in any partnership, joint venture, corporation, limited liability company or other organization, entity or enterprise of any form or nature.

                  4.2 Authority. The execution and delivery of this agreement and the consummation of the transactions by this agreement have been duly and validly authorized by its Board of Directors and no other corporate proceedings on the part of Empak are necessary to authorize this agreement or to consummate the Exchange or the transactions contemplated hereby. This agreement has been duly and validly executed and delivered by Empak and constitutes a valid, legal and binding agreement which is enforceable against Empak in accordance with its terms.

                  4.3 No Breach. The execution, delivery and performance of this agreement by Empak and the consummation by Empak and the Empak Shareholders of the transactions contemplated by this agreement do not conflict with or result in a breach of any of the provisions of, constitute a default under, result in a violation of, result in the creation of a right of termination or acceleration or any lien, security interest, charge or encumbrance upon any assets of Empak, or require any authorization, consent, approval, exemption or other action by or notice to any court or other governmental body, under the provisions of the certificate of incorporation or bylaws of Empak or any indenture, mortgage, lease, loan agreement or other agreement or instrument by which Empak is bound or affected, or any law, statute, rule or regulation or order, judgment or decree to which Empak is subject.

                  4.4 Governmental Authorities; Consents. Empak is not required to submit any notice, report or other filing with any governmental authority in connection with the execution or delivery by it of this agreement or the consummation of the transactions contemplated hereby. No approval or authorization of any governmental or regulatory authority or any other party or person is required to be obtained by Empak in connection with the execution, delivery and performance of this agreement by the Empak Shareholders or the transactions contemplated hereby.

                  4.5 Capital Stock. The authorized capital stock of Empak consists of 15,000,000 shares of common stock, $.01 par value per share of which 6,550,662 shares are issued and outstanding and are beneficially and legally owned by the Empak Shareholders in the respective amounts specified on schedule A-2. All of the outstanding Empak Shares have been duly authorized and are validly issued, fully paid and nonassessable. Empak has no other equity securities or securities containing any equity features authorized, issued or outstanding. There are no agreements or other rights or arrangements existing which provide for the sale or issuance of capital stock by Empak, and there are no rights, subscriptions, warrants, options, conversion rights or agreements of any kind outstanding to purchase or otherwise acquire from Empak any shares of capital stock or other securities of Empak of any kind. There are no agreements or other obligations (contingent or otherwise) which may require Empak to repurchase or otherwise acquire any shares of its capital stock.

                  4.6 Financial Statements. Empak has delivered to the Company and the Fluoroware Representative copies of (a) the unaudited balance sheet, as of February 28, 1999, of Empak (the "Empak Latest Balance Sheet") and the unaudited statements of earnings, shareholders' equity and cash flows of Empak for the six-month period then ended (such statements and the Empak Latest Balance Sheet being herein referred to as the "Empak Latest Financial Statements"), and (b) audited balance sheets, as of August 31, 1998 and August 31, 1997, of Empak and the audited statements of earnings, shareholders' equity and cash flows of Empak for each of the fiscal years then ended (collectively, the "Empak Annual Financial Statements"). The Empak Latest Financial Statements and the Empak Annual Financial Statements are based upon the information contained in the books and records of Empak and fairly present, in all material respects, the financial condition of Empak as of the dates thereof and results of operations for the periods referred to therein. The Empak Annual Financial Statements have been prepared in accordance with generally accepted accounting principles, consistently applied throughout the periods indicated. The Empak Latest Financial Statements have been prepared in accordance with generally accepted accounting principles applicable to unaudited interim financial statements (and thus may not contain all the information and footnotes required by generally accepted accounting principles or complete financial statements) consistently with the Empak Annual Financial Statements and reflect all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial positions, results of operation and cash flows for all periods presented.

                  4.7 Absence of Undisclosed Liabilities. Except as reflected in the Empak Latest Balance Sheet, Empak has no liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due, whether known or unknown, and regardless of when asserted) arising out of transactions entered into, or any action or inaction, or any state of facts existing, with respect to or based upon transactions or events occurring prior to the date of this agreement, except liabilities which have arisen after the date of the Empak Latest Balance Sheet in the ordinary course of business (none of which is an uninsured liability for breach of contract, breach of warranty, tort, infringement, claim or lawsuit).

                  4.8 No Material Adverse Changes. Since the date of the Empak Latest Balance Sheet (the "Empak Balance Sheet Date"), there has been no material adverse change in the business or financial condition of Empak.

                  4.9 Absence of Certain Developments. Since the Empak Balance Sheet Date, Empak has not:

                  (a) borrowed any amount or incurred or become subject to any liability in excess of $100,000, except (i) current liabilities incurred in the ordinary course of business, or (ii) liabilities under contracts entered into in the ordinary course of business;

                  (b) mortgaged, pledged or subjected to any lien, charge or any other encumbrance, any of its assets with a fair market value in excess of $100,000, except (i) liens for current property taxes not yet due and payable,
(ii) liens imposed by law and incurred in the ordinary course of business for obligations not yet due to carriers, warehousemen, laborers, materialmen and the like, (iii) liens in respect of pledges or deposits under workers' compensation laws, or (iv) liens created in the ordinary course of business;

                  (c) sold, assigned or transferred (including, without limitation, transfers to any employees, affiliates or shareholders) any tangible assets with a fair market value in excess of $100,000, or canceled any debts or claims, in each case, except in the ordinary course of business;

                  (d) licensed, sublicensed, sold, assigned or transferred (including, without limitation, licenses or transfers to any employees, affiliates or shareholders) any patents, trademarks, trade names, copyrights, trade secrets, computer software or other intellectual property or other intangible assets;

                  (e) waived any rights of material value (i.e. with a financial impact of $50,000 or more) or suffered any extraordinary losses, except in the ordinary course of business;

                  (f) declared or paid any dividends or other distributions with respect to any Empak Shares or redeemed or purchased, directly or indirectly, any Empak Shares or any options;

                  (g) issued, sold or transferred any of its equity securities, securities convertible into or exchangeable for its equity securities or warrants, options or other rights to acquire its equity securities, or any bonds or debt securities;

                  (h) other than payment of compensation for services rendered to Empak in the ordinary course of business consistent with past practices, entered into any transaction with any officers, directors or more than 5% shareholders of Empak or any other entity in which Empak has an equity interest;

                  (i) taken any other action or entered into any other transaction other than in the ordinary course of business and in accordance with past custom and practice, other than the transactions contemplated by this agreement;

                  (j) suffered any theft, damage, destruction or loss of or to any property or properties owned or used by it, whether or not covered by insurance;

                  (k) made or granted any increase in any Plans (as defined in section 4.16) or arrangement, or amended or terminated any existing Plan or arrangement, or adopted any new Plan or arrangement or made any commitment or incurred any liability to any labor organization;

                  (l) made any single capital expenditure or commitment therefor in excess of $100,000;

                  (m) made any change in accounting principles or practices from those utilized in the preparation of the Empak Annual Financial Statements.

                  4.10     Tax Matters.

                  (a) Empak and any subsidiary, any affiliated, combined or unitary group of which Empak or any subsidiary is or was a member, any "Plans" (as defined in section 4.16), as the case may be (each, a "Tax Affiliate" and, collectively, the "Tax Affiliates") has: (i) timely filed all returns, declarations, reports, estimates, information returns, and statements ("Empak Returns") required to be filed by it in respect of any "Taxes" (as defined in subsection 3.10(i)) or required to be filed by it by a taxing authority having jurisdiction; (ii) timely and properly paid (or has had paid on its behalf) all Taxes shown to be due and payable on such Empak Returns and such Empak Returns properly reflect the liability for Taxes of Empak and its Tax Affiliates;
(iii) established on the Empak Latest Balance Sheet, in accordance with generally accepted accounting principles, reserves that are adequate for the payment of any Taxes not yet due and payable; (iv) complied with all applicable laws, rules, and regulations relating to the withholding of Taxes and the payment thereof (including, without limitation, withholding of Taxes under sections 1441 and 1442 of the Code, or similar provisions under any foreign laws), and timely and properly withheld from individual employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under all applicable laws.

                  (b) There are no liens for Taxes upon any assets of Empak, except liens for Taxes not yet due.

                  (c) No deficiency for any Taxes has been proposed, asserted or assessed against Empak that has not been resolved and paid in full. No waiver, extension or comparable consent given by Empak regarding the application of the statute of limitations with respect to any Taxes or Empak Returns is outstanding, nor is any request for any such waiver or consent pending. There is no Tax audit or other administrative proceeding or court proceeding with regard to any Taxes or Empak Returns pending, nor has there been any notice to Empak by any Taxing authority regarding any such Tax, audit or other proceeding, nor has Empak received notice of any such Tax audit or other proceeding threatened with regard to any Taxes or Empak Returns. Empak is not aware of any unresolved questions, claims or disputes concerning the liability for Taxes of Empak or the Tax Affiliates which would exceed the estimated reserves established on its books and records.

                  (d) Neither Empak nor any Tax Affiliate is a party to any agreement, contract or arrangement that would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of section 280G of the Code and the consummation of the transactions contemplated by this agreement will not be a factor causing payments to be made by Empak or any Tax Affiliate that are not deductible (in whole or in part) under section 280G of the Code.

                  (e) No property of Empak or any Tax Affiliate is property that Empak or any Tax Affiliates will be required to treat as being owned by another person under the provisions of section 168(f)(8) of the Code (as in effect prior to amendment by the Tax Reform Act of 1986) or is "tax-exempt use property" within the meaning of section 168 of the Code.

                  (f) Neither Empak nor any Tax Affiliate is required to include in income any adjustment under section 481(a) of the Code by reason of a voluntary change in accounting method initiated by Empak or any Tax Affiliate and neither Empak nor any Tax Affiliate has received notice that the Internal Revenue Service has proposed any such adjustment or change in accounting method.

                  (g) All transactions that could give rise to an understatement of federal income tax (within the meaning of section 6661 of the Code as it applied prior to repeal) or an underpayment of tax (within the meaning of section 6662 of the Code) were reported in a manner for which there is substantial authority or were adequately disclosed (or, with respect to Empak Returns filed before the Closing Date, will be reported in such a manner or adequately disclosed) on the Empak Returns required in accordance with sections 6661(b)(2)(B) and 6662(d)(2)(B) of the Code.

                  (h) Neither Empak nor any Tax Affiliate has engaged in any transaction that would result in a deemed election under section 338(e) of the Code, and neither Empak nor any Tax Affiliate will engage in any such transaction within any applicable "consistency period" (as such term is defined in section 338 of the Code).

                  4.11 Contracts and Commitments. Empak has furnished to Fluoroware complete information about its assets, business and contractual commitments including, without limitation, the information listed in this section 4.11, and such information, and the copies of documents evidencing such information that were provided to Fluoroware for review, are correct in all material respects.

                           1. A list of all equipment (including motor vehicles), machinery, furniture, fixtures, furnishings, leasehold improvements and other similar property that are owned by Empak and that are being used by Empak in connection with the business conducted by it..

                           2. Each real property lease and any other instrument under which Empak claims or holds an interest in real property owned by another person.

                           3. Each personal property lease to which Empak is a party.

                           4. Listings of all intangible personal property used by Empak in the conduct of its trade or business, including without limitation, all computer programs, trade secrets, trademarks, trade names, service names, service marks, copyrights, patents, patent licenses, applications for any and all of the foregoing and registrations thereof owned by Empak or used in its operations.

                           5. A legal description of each parcel of real property owned by Empak, and lists each mortgage, easement, restriction or other encumbrance on or affecting each such parcel.

                           6. Each other agreement, whether oral or written, to which Empak is a party, including the following:

                                    (i)     Each executory or partially
                                            executory contract, commitment,
                                            agreement or arrangement made in the
                                            ordinary course of business by Empak
                                            involving (A) an expenditure or
                                            ongoing commitments of more than
                                            $10,000, or (B) commitment by Empak
                                            for delivery of its products or
                                            services over a period of more than
                                            thirty (30) days from the date of
                                            this agreement and
                                            for an aggregate price of more than
                                            $10,000, or (C) capital expenditures
                                            in excess of $10,000.

                                    (iii)   Each contract continuing over a
                                            period of more than six (6) months
                                            from its date, which is not
                                            terminable by Empak upon not more
                                            than thirty (30) days notice.

                                    (iv)    Each agreement for the sale of any
                                            capital asset of Empak made or
                                            entered into within twelve (12)
                                            months of the date of this
                                            agreement.

                                    (v)     Each employment contract or
                                            agreement relating thereto between
                                            Empak and any officer, consultant,
                                            director or employee, including any
                                            bonus, incentive or deferred
                                            compensation plans, any
                                            confidentiality or non-compete
                                            agreements, and any arrangements
                                            which encourage or compensate
                                            Empak's employees to stay with or
                                            leave Empak following the Closing.

                                    (vi)    Each plan or contract or arrangement
                                            of Empak (including Plans),
                                            providing for pensions, life
                                            insurance, medical insurance,
                                            disability insurance, vacations and
                                            other employees' benefits or
                                            compensation plans, whether formal
                                            or informal.

                                    (vii)   Each contract between Empak and any
                                            business partner, joint venturer,
                                            dealer, distributor, broker, agent,
                                            sales representative, equipment
                                            manufacturer or representatives or
                                            agents thereof.

                                    (viii)  Each license, royalty or other
                                            contract or agreement relating to
                                            intangible personal property.

                                    (ix)    Each agreement not made in the
                                            ordinary course of Empak's business.

                                    (x)     Each loan agreement, credit facility
                                            or other instrument pursuant to
                                            which Empak is obligated to the
                                            repayment of indebtedness.

                           7. A list of each policy of liability, property damage, comprehensive, vehicle, workers' compensation, key man, disability, fidelity, errors and omissions, directors' and officers' and other forms of insurance owned or maintained by Empak during the past three
                                    (3) years and contains a
                                    brief description of any claims made
                                    thereunder during such period of time.

                           8. Copies of all permits, licenses, exemptions, variances, and other approvals and authorizations which are necessary to conduct the business of Empak.

                           9. A list of all personal property owned by any third parties (whether a customer, supplier or other person) for which Empak is responsible, other than property leased by Empak.

                           10. A list of each bank or other financial institution in which Empak has an account or depository arrangement, together with the account names and numbers and the names of all persons authorized to take any actions with respect thereto.

                           11. A list of each employee of Empak and position, title, remuneration.

                           12.      Each contract, agreement or understanding
                                    (a) relating to the voting of Empak Shares or the election of directors of Empak; (b) which prohibits Empak from freely engaging in business anywhere in the world; (c) relating to any guaranty of any obligation for borrowed money or otherwise.

                  True and correct copies of all documents described in this section 4.11 have been delivered or made available to Fluoroware or the Fluoroware Representatives or will be made available upon request and will be signed by an officer of Empak for identification upon request of Fluoroware or the Fluoroware Representative.

                  4.12 No Defaults. Each of the leases, contracts, agreements and insurance policies described in section 4.11 is in full force and effect as of the date hereof with no defaults existing thereunder. Empak is not in default or breach under any of such leases, contracts, agreements and policies, and no other party to any such leases, contracts, agreements and policies is in default or breach thereunder (other than failure by one or more of such other parties to make timely payment of accounts receivable arising thereunder).

                  4.13     Intellectual Property Rights.

                  (a)      Definitions.

                           (i) "Copyrights" shall mean rights in original works
                  of authorship including, without limitation, computer programs as those terms are used in 17 U.S.C.ss.101 et seq. and rights under corresponding foreign laws.

                           (ii) "Intellectual Property Rights" shall mean the
                  Copyrights, Patent Rights, Trademarks, Know-How and Trade Secrets and all other similar rights, that are owned, licensed or controlled by Empak and used in or held for use in connection with the operations of its business.

                           (iii) "Know-How" shall mean (A) design documents, (B)
                  specifications and performance criteria, (C) operating instructions and maintenance manuals, (D) computer software tools and related documentation, including, without limitation, source and object code copies therefor in electronic or printed forms, (E) prototypes, models or samples, (F) files relating to applications for Intellectual Property Rights, and (G) all other tangible materials (not necessarily proprietary) used in or held for use in connection with the Intellectual Property Rights.

                           (iv) "Licensed Software" shall mean all software used
                  by Empak under license as part of Empak's business (or for which Empak has a right to reproduce and distribute copies as part of Empak's business).

                           (v) "Patent Rights" shall mean rights provided by a
                  United States or foreign patent, including reissues or extensions thereof, and on applications for the foregoing, including any divisions, continuations and continuations-in-part thereof filed by Empak.

                           (vi) "Trade Secrets" shall mean all proprietary
                  information that is used in or held by Empak for use in connection with the Empak Intellectual Property Rights and that (A) derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, third parties who can obtain economic value from its disclosure or use and (B) is the subject of efforts by Empak that have been reasonable under the circumstances to maintain its secrecy. Trade Secrets may include, without limitation, source and object code, software documentation, computer program designs, and information regarding future business opportunities.

                           (vii) "Trademarks" shall mean trade names,
                  trademarks, service marks, trade dress and product configurations that are used or, if any, are presently subject to an intent to use application to register in the United States Patent and Trademark Office by Empak in connection with the operations of its business, and all (A) goodwill and common law rights associated therewith, (B) registration applications pending thereon in any state and in any country, and (C) registrations issued thereon in any state and in any country.

                  (b) Certain Representations and Warranties Regarding Intellectual Property.

                           (i) Empak owns or has the exclusive right to use the
                  Intellectual Property Rights and has the right to fully use and exploit all the Trade Secrets and Know-How. Empak has taken all reasonably necessary action to protect the Intellectual Property Rights including, without limitation, use of reasonable secrecy measures to protect the Trade Secrets included in the Intellectual Property Rights. Empak has not granted to any third party any license for or access to the Intellectual Property Rights and has not previously assigned, transferred or otherwise encumbered the Intellectual Property Rights.

                           (ii) The Intellectual Property Rights comprise all
                  intellectual property rights used by Empak in the conduct of its business.

                           (iii) No claim by any third party contesting the
                  validity of the Intellectual Property Rights has been made, is currently outstanding or is threatened, and Empak has not received any notice of any facts suggesting any infringement, misappropriation or violation by others of the Intellectual Property Rights.

                           (iv) No infringement, illicit copying,
                  misappropriation or violation of any third party intellectual property rights has or will occur with respect to Empak's use of the Intellectual Property Rights as currently being used by Empak or the continuing conduct of Empak's business as now conducted.

                           (v) Empak has valid licenses to use the intellectual
                  property rights of third parties which are used in Empak's business but are not owned by Empak. Except for the licenses for licensed software which have been provided to Fluoroware for review, there are no other agreements requiring Empak to make payments or provide any consideration for, or restricting Empak's right to use, any intellectual property rights of third parties.

                           (vi) Empak has performed all material obligations
                  required to be performed by it, and is not in default under material contract or arrangement relating to any Intellectual Property Rights.

                  4.14 Litigation. Empak is not a party to, or the subject of, any litigation pending or threatened. Empak is not the subject of any investigation by any governmental or quasi-governmental body or agency or legal, administrative or arbitration proceeding, and there are no facts which might result in or form the basis for any such investigation or proceeding. There is no outstanding judgment, order, junction or decree affecting Empak or its properties, assets or business or preventing the consummation of the Exchange.

                  4.15 Employees. To Empak's knowledge, no management or key employee of Empak intends to terminate his/her employment with Empak. Empak has complied with all laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes. There is not pending or, to the knowledge of Empak, threatened any labor dispute, strike or work stoppage against Empak which may interfere with the continued operation of the business activities of Empak. None of Empak or any representative or employee of Empak has committed any unfair labor practices in connection with the operation of Empak's business, and there is not pending or threatened any charge or complaint against Empak by the National Labor Relations Board or any comparable state agency. Empak is not or will not become, liable for any retroactive workers' compensation insurance premiums or retroactive unemployment compensation experience ratings or charges in connection with the operation of its business relating to the period of time prior to the date of this agreement. No employee of Empak is subject to any secrecy or noncompetition agreement or any other agreement or restriction of any kind that would impede in any way the ability of such employee to carry out fully all activities of such employee in furtherance of the business of Empak. No employee or former employee of Empak has any claim with respect to any intellectual property rights of Empak.

                  4.16     Employee Benefit Plans.

                  (a) Except for plans, contracts or arrangements which Empak has provided to Fluoroware for review, with respect to all employees and former employees of Empak and all dependents and beneficiaries of such employees and former employees, (i) Empak does not maintain or contribute to any nonqualified deferred compensation or retirement plans, contracts or arrangements; (ii) Empak does not maintain or contribute to any qualified defined contribution plans (as defined in Section 3(34) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 414(i) of the Code, (iii) Empak does not maintain or contribute to any qualified defined benefit plans (as defined in Section 3(35) of ERISA or Section 414(j) of the Code); and (iv) Empak does not maintain or contribute to any employee welfare benefit plans (as defined in Section 3(1) of ERISA, other than plans that are excluded from the coverage of ERISA by reason of the regulations promulgated thereunder).

                  (b) To the extent required (either as a matter of law or to obtain the intended tax treatment and tax benefits), all employee benefit plans (as defined in Section 3(3) of ERISA) Empak maintains or to which it contributes (collectively, the "Empak Plans") comply in all respects with the requirements of ERISA and the Code. With respect to the Empak Plans, (i) all required contributions which are due have been made and a proper accrual has been made for all contributions due; (ii) there are no actions, suits or claims pending, other than routine uncontested claims for benefits and actions relating to qualified domestic relations orders; and (iii) there have been no prohibited transactions (as defined in Section 406 of ERISA or Section 4975 of the Code).

                  (c) Empak has delivered to the Fluoroware Representative true and complete copies of (i) the most recent determination letter, if any, received by Empak from the Internal Revenue Service regarding the Empak Plans which Empak maintains or to which it contributes and any amendment to any Empak Plan made subsequent to any Empak Plan amendments covered by any such determination letter; (ii) the most recent financial statements and annual report or return for the Empak Plans; and (iii) the most recently prepared actuarial valuation reports, if any.

                  (d) Empak does not contribute (and has never contributed) to any multiemployer plan, as defined in Section 3(37) of ERISA. Empak has no actual or potential liabilities under Section 4201 of ERISA for any complete or partial withdrawal from a multiemployer plan. Empak has no actual or potential liability for death or medical benefits after separation from employment, other than (i) death benefits under the employee benefit plans or programs (whether or not subject to ERISA) provided to Fluoroware for review and (ii) health care continuation benefits described in Section 4980B of the Code.

                  (e) Neither Empak nor any of its directors, officers, employees or other "fiduciaries", as such term is defined in Section 3(21) of ERISA, has committed any breach of fiduciary responsibility imposed by ERISA or any other applicable law with respect to the Empak Plans which would subject the Company, Empak, any Empak subsidiary, or any of their respective directors, officers or employees to any liability under ERISA or any applicable law.

                  (f) Empak has not incurred any liability for any tax or civil penalty or any disqualification of any employee benefit plan (as defined in Section 3(3) of ERISA) imposed by Sections 4980B and 4975 of the Code and Part 6 of Title I and Section 502(i) of ERISA.

                  4.17 Customers and Suppliers. As of the date of this agreement, the relationships of Empak with its customers and suppliers are good commercial working relationships. No customer or supplier has indicated that it will stop or decrease the amount of business done with Empak, except for changes in the ordinary course of Empak's business.

                  4.18     Compliance with Laws; Permits.

                  (a) Empak is not currently being charged with any violations of the Americans with Disabilities Act of 1990 or the regulations promulgated thereunder (collectively, the "ADA") or similar state laws or regulations, nor has Empak been notified of any problems, which through the passage of time or the future to take corrective action, could result in a violation of the ADA or such state's laws or regulations. Empak has provided the Fluoroware Representative with any written materials in its possession which assess or relate to the status of Empak's real property or Empak's compliance with ADA and such state's laws or regulations. Empak is not currently being charged with nor, to its knowledge, is it operating its business in violation of any applicable foreign, federal, state or municipal laws, regulations or ordinances including, without limitation, the federal Foreign Corrupt Practices Act, the federal Occupational Safety and Health Act of 1970, or the regulations promulgated thereunder ("OSHA"), or any other applicable foreign, federal, state or municipal statute, law, regulation or ordinance relating to occupational health and safety, nor is Empak relying on any exemption from or deferral of any such applicable statute, law or regulation that would not be available to it or the Company after the Exchange.

                  (b) Empak has, in full force and effect, all licenses, permits and certificates, from federal, state, local and foreign authorities (including, without limitation, federal and state agencies regulating occupational health and safety) used in and, individually or in the aggregate, material to the business or financial condition of Empak or necessary to conduct its business and own and operate its properties (collectively, the "Empak Permits"). Empak has conducted its business in substantial compliance with all material terms and conditions of the Empak Permits.

                  (c) Empak has not made or agreed to make gifts of money, other property or similar benefits (other than incidental gifts of articles of nominal value) to any actual or potential customer, supplier, governmental employee or any other person in a position to assist or hinder Empak in connection with any actual or proposed transaction.

                  4.19 Brokerage. No third party shall be entitled to receive any brokerage commissions, finder's fees, fees for financial advisory services or similar compensation in connection with the transactions contemplated by this agreement based on any arrangement or agreement made by or on behalf of Empak or any of the Empak Shareholders.

                  4.20 Inventory. All inventories reflected in the Empak Latest Balance Sheets are stated at the lower of cost or market and, as so stated, are in good condition and are currently usable or salable in the category in which they are inventoried, in the ordinary course of business of Empak, without discounts other than normal trade discounts regularly offered by Empak for prompt payment or quantity purchase.

                  4.21 Accounts and Notes Receivable. To the extent they exceed the reserves for doubtful accounts, the accounts and notes receivable of Empak as set forth in the Empak Latest

Balance Sheets. and all accounts receivable of Empak that have arisen since the Latest Balance Sheet Date are valid and enforceable obligations due to Empak and shall be collectible by Empak in the ordinary course of business. The goods and services sold and delivered by Empak that give rise to such accounts and notes receivable were sold and delivered in conformity with the applicable purchase orders, agreements and specifications. Such accounts and notes receivable are subject to no valid defense or offsets except routine customer complaints of an immaterial nature.

                  4.22 Affiliate Transactions. Other than pursuant to this agreement, no officer, director or employee of Empak or any member of the immediate family of any such officer, director or employee, or any entity in which any of such persons owns any beneficial interest (other than any publicly-held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than one percent of the stock of which is beneficially owned by any of such persons) (collectively "insiders"), has any agreement with Empak (other than normal employment arrangements) or any interest in any property, real, personal or mixed, tangible or intangible, used in or pertaining to the business of Empak (other than ownership of Empak Shares). None of the insiders has any direct or indirect interest in any competitor, supplier or customer of Empak or in any person, firm or entity from whom or to whom Empak leases any property, or in any other person, firm or entity with whom Empak transacts business of any nature. For purposes of this section 4.22, the members of the immediate family of an officer, director or employee shall consist of the spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law of such officer, director or employee.

                  4.23     Real Estate.

                  (a) Empak has good and marketable title in fee simple to all real property and improvements which are owned by Empak and used in its business (the "Empak Owned Real Property"), free and clear of all liens, mortgages, encumbrances, covenants, charges, easements, restrictions, reservations, leases and assessments of any nature whatsoever. All of the buildings, improvements and structures located on the Empak Owned Real Property or located on the real property subject to the leases to which Empak is a party (the "Empak Leased Real Property") are in good operating condition and repair and suitable for the purposes for which they are being used. Each has adequate rights of ingress and egress for the operation of its business as it is currently being conducted by Empak, and has access, sufficient for the conduct of Empak's business as now conducted or as presently proposed to be conducted, to all utilities, including electricity, sanitary and storm sewer, potable water, natural gas and other utilities, used in the operation of the business of Empak at that location. No such building, structure or improvement, or any appurtenance thereto or equipment therein, or the operation or maintenance thereof, violates any restrictive covenant or any provision of any federal, state or local law, ordinance or zoning, fire, safety, pollution or health regulations, or encroaches on any property owned by others. No condemnation proceeding is pending or threatened with respect to the Empak Owned Real Property or the Empak Leased Real Property. No change is pending or threatened in any provision of any federal, state or local law, ordinance or zoning or other regulation which might materially interfere with the present or proposed use of any building, improvement or structure located on the Empak Owned Real Property or the Empak Leased Real Property.

                  (b) Empak has previously delivered to the Fluoroware Representative a true and complete copy of each lease (including all amendments and supplements thereto) for property leased or otherwise used by Empak in its business. Each such lease is in full force and effect, and constitutes a legal, valid, and binding obligation of Empak and each other party thereto, enforceable by Empak against the lessor thereof in accordance with its terms. Neither Empak nor any other party to any such lease is in default of or under any such lease. The transaction contemplated by this agreement will not result in the default of or under any such lease or require the consent of the lessor under any such lease.

                  (c) The leases to which Empak is a party are in full force and effect, and Empak holds a valid and existing leasehold interest under each of such leases. Empak is not in default, and no circumstances exist which, if not remedied, would, either with or without notice or the passage of time or both, result in such default under any of such leases.

                  4.24     Conditions of Assets.

                  (a) Empak owns good and marketable title to each of the tangible personal properties and tangible and intangible assets reflected on the Empak Latest Balance Sheet, or acquired since the date thereof, free and clear of all liens and encumbrances, except for (i) liens for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings, (ii) liens identified in the Empak Disclosure Statement, (iii) assets disposed of since the Empak Balance Sheet Date in the ordinary course of business, (iv) liens imposed by law and incurred in the ordinary course of business for obligations not yet due or delinquent and (v) liens in respect of pledges or deposits under workers' compensation laws.

                  (b) The buildings, equipment and other tangible assets used by Empak in the conduct of its business are, in all material respects, in good condition and repair, ordinary wear and tear excepted, and are adequate and suitable for the purposes for which they are currently being used.

                  4.25     Environmental Matters.

                  (a) As used in this section 4.25, the following terms shall have the following meanings:

                           (i) "Clean-up" shall mean removal and/or remediation
                  of, or other response (including, without limitation, testing, monitoring, sampling or investigating of any kind) to, any Release of Hazardous Substances or Contamination, to the satisfaction of all applicable governmental agencies, in compliance with Environmental Laws and in compliance with good commercial practice.

                           (ii) "Contamination" shall mean the presence of, or
                  Release on, under, from or to the Empak Property of any Hazardous Substance, except the routine storage and use of Hazardous Substances from time to time in the ordinary course of business, in compliance with Environmental Laws and in compliance with good commercial practice.

                           (iii) "Environmental Documents" shall mean (A) any
                  and all documents received by Empak from the United States Environmental Protection Agency ("EPA") and/or any state, county or municipal environmental or health agency concerning the environmental condition of the Empak Property or the effect of Empak's business operations on the environmental condition of the Empak Property; (B) any and all documents submitted by Empak to the EPA and/or any state, county or municipal environmental or health agency concerning the environmental condition of the Empak Property or the effect of Empak's business operations on the environmental condition of the Empak Property; and (C) any and all reviews, audits, reports, or other analyzes concerning Contamination.

                           (iv) "Environmental Law(s)" shall mean any and all
                  federal, state and local laws, statutes, codes, ordinances, regulations, rules, policies, consent decrees, judicial orders, administrative orders or other requirements relating to the environment or to human health or safety associated with the environment, all as amended or modified from time to time. Environmental Laws include, but are not limited to, the following statutes and all rules and regulations relating thereto, all as amended or modified from time to time:

                                    A. The Comprehensive Environmental Response,
                           Compensation and Liability Act ("CERCLA"), as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA") 42 U.S.C.ss.ss.9601-9675; the
                           Resource Conservation and Recovery Act of 1976 ("RCRA") 42 U.S.C.ss.6901-6991; the Clean Water Act 33 U.S.C.ss. 1321 et seq; the Clean Air Act 42 U.S.C.ss.ss.7401 et seq; the Federal Insecticide, Fungicide and Rodenticide Act ("FIFRA") 7 U.S.C.ss.136 et seq; the Toxic Substances Control Act ("TSCA") 15 U.S.C. ss.ss. 2601-2671; and

                                    B. The Minnesota Environmental Response and
                           Liability Act ("MERLA") Minn. Stat. Ch. 115B; the Minnesota Petroleum Tank Release Cleanup Act, Minn. Stat. Ch. 115C; the Minnesota Agricultural Chemical Liability, Incidents, and Enforcement Act, Minn. Stat. Ch. 18D; and the

                           Minnesota Agricultural Chemical Response and
                           Reimbursement Law, Minn. Stat. Ch. 18E.

                           (v) "Hazardous Substance(s)" shall mean (A) any
                  substance, the presence of which requires investigation or remediation under any Environmental Law or under common law;
                  (B) any dangerous, toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous substance which is regulated by any Environmental Law; (C) any substance, the presence of which causes or threatens to cause a nuisance upon the Empak Property or to adjacent properties or poses or threatens to pose a hazard to the health or safety of persons on or about the Empak Property; (D) any substance, the presence of which on properties adjacent to the Empak Property could constitute a trespass by Empak; and (E) urea-formaldehyde, polychlorinated biphenyls, asbestos or asbestos-containing materials, petroleum and petroleum products; provided, however, that substances otherwise within the meaning of Hazardous Substances and held for resale or used in the preparation of pharmaceuticals shall not be considered Hazardous Substances.

                           (vi) "Empak Property" shall refer to any real
                  property currently owned by Empak, any real property currently leased by Empak and any other real property that has been previously owned or used by Empak in the operation of its business.

                           (vii) "Regulatory Action(s)" shall mean any claim,
                  demand, action or proceeding brought or instigated by any governmental authority in connection with any Environmental Law (including without limitation civil, criminal and/or administrative proceedings), whether or not seeking costs, damages, penalties or expenses.

                           (viii) "Release" shall mean the spilling, leaking,
                  disposing, discharging, emitting, depositing, injecting, leaching, escaping or any other release or threatened release, however defined, and whether intentional or unintentional, of any Hazardous Substance.

                           (ix) "Third Party Claim(s)" shall mean third party
                  claims, actions, demands or proceedings (other than Regulatory Actions) based on negligence, trespass, strict liability, nuisance, toxic tort or detriment to human health or welfare due to any Release of Hazardous Substances or Contamination, and whether or not seeking costs, damages, penalties or expenses.

                  (b) No Third Party Claims and/or Regulatory Actions have been asserted or assessed against Empak or the Empak Property and no Third Party Claims and/or Regulatory Actions are pending or threatened against Empak or the Empak Property, arising out of or due to, or allegedly arising out of or due to,
(i) the Release on, under or from the Empak Property of any Hazardous

Substances; (ii) any Contamination of the Empak Property, including without limitation, the presence of any Hazardous Substance which has come to be located on or under the Empak Property from another location; (iii) any violation or alleged violation of any Environmental Law with respect to the Empak Property or Empak's business operations on the Empak Property; (iv) any injury to human health or safety or to the environment by reason of the past or present condition of, or past or present activities on or under, the Empak Property; or
(v) the generation, manufacture, storage, treatment, handling, transportation or other use, however defined, of any Hazardous Substance on the Empak Property.

                  (c) Empak's storage, transportation, handling, use or disposal, if any, of Hazardous Substances on or under the Empak Property and/or disposal elsewhere, if any, of Hazardous Substances generated on or from the Empak Property is currently, and at all times has been, in compliance with all applicable Environmental Laws.

                  (d) Empak has delivered to the Fluoroware Representative, prior to the execution and delivery of this agreement, complete copies of any and all Environmental Documents.

                  (e) Empak has not transported nor arranged for the transportation of any Hazardous Substances to any location which is: (i) listed on the EPA's National Priorities List of Hazardous Waste Sites (the "National Priorities List"); (ii) listed for possible inclusion on the National Priorities List, in CERCLIS or on any similar state list; or (iii) the subject of any Regulatory Action which may lead to claims against Empak for damages to natural resources, personal injury, Clean-up costs or Clean-up work, including, but not limited to, claims under CERCLA.

                  (f) The Empak Property is not listed in the National Priorities List or any other list, schedule, log, inventory or record, however defined, maintained by any federal, state or local governmental agency with respect to sites from which there is or has been a Release of any Hazardous Substance or any Contamination.

                  (g) No part of the Empak Property was ever used, nor is it now being used, (A) as a landfill, dump or other disposal, storage, transfer or handling area for Hazardous Substances, excepting, however, for the routine storage and use of Hazardous Substances from time to time in the ordinary course of business, in compliance with Environmental Laws and in compliance with good commercial practice; (B) for industrial, military or manufacturing purposes; or
(C) as a gasoline service station or a facility for selling, dispensing, storing, transferring or handling petroleum and/or petroleum products.

                  (h) There are no underground or aboveground storage tanks (whether or not currently in use), urea-formaldehyde materials, asbestos, asbestos containing materials, polychlorinated biphenyls (PCBs) or nuclear fuels or wastes, located on or under the Empak Property, and no underground tank previously located on the Empak Property has been removed therefrom.

                  (i) There has not been, or is not now occurring, any Release of any Hazardous Substance on, under or from the Empak Property. There has not been, and is not now present, any Contamination of the Empak Property.

                  (j) The Empak Property and the use and operation thereof, are currently and, at all times during Empak's ownership or operation thereof, have been, and, to the best of Empak's knowledge after due inquiry, at all times during the ownership and/or operation thereof by prior owners and/or users have been, in compliance with all applicable Environmental Laws.

                  (k) There are no liens against the Empak Property arising under any Environmental Law, or based upon a Regulatory Action and/or Third Party Claim.

                  (l) There are no wells (as said term is defined in Minn. Stat.ss. 103I.005, Subd. 21) on the Empak Property.

                  (m) All chemical substances contained in Empak's commercially-sold product lines were included on the initial inventory list promulgated under the United States Toxic Substances Control Act or were the subject of a premanufacturing notice filed with the EPA under such act. Empak's material safety data sheets for its assets accurately and properly reflect any hazardous ingredients in any products manufactured or sold by Empak in the conduct of its business.

                  4.26 Year 2000 Compliance. All software used by Empak in the operation of its business (the "Software") is Year 2000 Compliant, including date century recognition, calculations which accommodate same century and multi-century formulas and date values that reflect the century. As used herein, "Year 2000 Compliant" shall mean the ability of the Software to (i) consistently handle date information before, during and after January 1, 2000, including but not limited to accepting date input, providing date output, and performing calculations on dates or portions of dates; (ii) function accurately in accordance with all documentation without interruption before, during and after January 1, 2000, without any change of operations associated with the advent of the new century; (iii) respond to two-digit date input in a way that resolves any ambiguity as to century in a disclosed, defined and predetermined manner; and (iv) store and provide output of date information in ways that are unambiguous as to century.

                  4.27     Warranties.

                  (a) Empak has provided Fluoroware with an accurate listing of a claims or threatened claims for breach of any warranty relating to any products sold by Empak prior to the date hereof. The reserves for warranty claims on the Empak Latest Balance Sheet are consistent with Empak's prior practices and are fully adequate to cover all warranty claims made or to be made against any products of Empak sold prior to the date thereof.

                  (b) The goods and services sold by Empak (i) conform in all respects with the specification, documentation, performance standard, representation or statement (if any) made or provided with respect thereto by or with authorization of Empak and (ii) there has not been any material claim by any customer or other person alleging that any such goods and services does not conform in all respects with any specification, documentation, performance, standard, representation or statement made or provided by or on behalf of Empak, and, to the knowledge of Fluoroware, there is no basis for any such claim.

                  (c) Other than its obligations to perform under the contracts to which it is a party , Empak has not incurred or become subject to any material liability arising from (i) any product, system, program, other asset designed, developed, manufactured, assembled, sold, supplied, installed, repaired, licensed or made available by Empak, or (ii) any consulting services, installation services, programming services, repair services, maintenance services, training services, support services or other services performed by Empak.

                  4.28 Disclosure. Neither this agreement nor any of the exhibits, schedules or any of the documents delivered by or on behalf of Empak pursuant to this agreement nor the Empak Disclosure Schedule nor any of the financial statements referred to in section 4.6, taken as a whole, contains any untrue statement of a material fact regarding Empak or its business or any of the other matters dealt with in this article IV relating to Empak or the transactions contemplated by this agreement. This agreement, the exhibits or schedules hereto, the documents delivered to Fluoroware by or on behalf of Empak pursuant to this agreement, the Disclosure Schedule and the financial statements referred to in section 4.6, taken as a whole, do not omit any material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading, and there is no fact which has not been disclosed to the Fluoroware Representative of which Empak is aware which materially affects adversely or could reasonably be anticipated to materially affect adversely the assets, financial condition, operating results, customer, employee or supplier relations, business condition or prospects of Empak or the Company.

                                  ARTICLE V
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         As a material inducement to the Fluoroware Shareholders and the Empak Shareholders to enter into the Shareholder Agreements and to complete the Exchange on the terms set forth in this agreement and with the understanding that the Shareholders will be relying thereon in consummating the Exchange and the other transactions contemplated by this agreement, the Company hereby represents and warrants to each of the Shareholders as follows:

                  5.1 Incorporation and Corporate Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the state of Minnesota, with the requisite corporate power and authority to enter into this agreement and perform its obligations hereunder.

                  5.2 Execution, Delivery; Valid and Binding Agreement. The execution, delivery and performance of this agreement, by the Company, and the consummation of the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action, and no other corporate proceedings on its part are necessary to authorize the execution, delivery or performance of this agreement This agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms.

                  5.3 Validity of the Company Shares. The Company Shares to be issued pursuant to this agreement will be, when issued, duly authorized, validly issued, fully paid and nonassessable and subject to no preemptive rights.

                  5.4 No Breach. The execution, delivery and performance of this agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not conflict with or result in any breach of any of the provisions of, constitute a default under, result in a violation of, result in the creation of a right of termination or acceleration of any lien, security interest, charge or encumbrance upon any assets of the Company, or require any authorization, consent, approval, exemption or other action by or notice to any court or other governmental body, under the provisions of the articles or certificate of incorporation or bylaws of the Company or any indenture, mortgage, lease, loan agreement or other agreement or instrument by which the Company is bound or affected, or any law, statute, rule or regulation or order, judgment or decree to which the Company is subject.

                  5.5 Governmental Authorities; Consents. The Company is not required to submit any notice, report or other filing with any governmental authority in connection with the execution or delivery by it of this agreement or the consummation of the transactions contemplated hereby. No consent, approval or authorization of any governmental or regulatory authority or any other party or person is required to be obtained by the Company in connection with its execution, delivery and performance of this agreement or the transactions contemplated hereby.

                  5.6 Brokerage. No third party shall be entitled to receive any brokerage commissions, finder's fees, fees for financial advisory services or similar compensation in connection with the transactions contemplated by this agreement based on any arrangement or agreement made by or on behalf of the Company.

                                  ARTICLE VI
                       COVENANTS OF EMPAK AND FLUOROWARE

                  6.1 Conduct of the Business. Each of Fluoroware and Empak (the "Constituent Corporations" or each singly a "Constituent Corporation") shall observe each term set forth in this section 6.1 and agrees that, from the date hereof until the Closing Date, unless otherwise consented to by the other Constituent Corporation in writing:

                  (a) The business of such Constituent Corporation shall be conducted only in, and such Constituent Corporation shall not take any action except in, the ordinary course of such Constituent Corporation's business, on an arm's-length basis and in accordance in all material respects with all applicable laws, rules and regulations and such Constituent Corporation's past custom and practice;

                  (b) Such Constituent Corporation shall not, directly or indirectly, do or permit to occur any of the following: (i) issue or sell any additional shares of, or any options, warrants, conversion privileges or rights of any kind to acquire any shares of, any of its capital stock, (ii) sell, pledge, dispose of or encumber any of its assets, except in the ordinary course of business; (iii) amend or propose to amend its certificate of incorporation or bylaws; (iv) split, combine or reclassify any outstanding shares of its capital stock, or declare, set aside or pay any dividend or other distribution payable in cash, stock, property or otherwise with respect to shares of its capital stock; (v) redeem, purchase or acquire or offer to acquire any shares of such Constituent Corporation's capital stock or other securities of such Constituent Corporation; (vi) acquire (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership, joint venture or other business organization or division or material assets thereof; (vii) incur any indebtedness for borrowed money or issue any debt securities except the borrowing of working capital in the ordinary course of business and consistent with past practice; (viii) permit any accounts payable owed to trade creditors to remain outstanding more than 60 days; (ix) accelerate, beyond the normal collection cycle, collection of accounts receivable; or (x) enter into or propose to enter into, or modify or propose to modify, any agreement, arrangement or understanding with respect to any of the matters set forth in this section 6.1(b);

                  (c) Such Constituent Corporation shall not, directly or indirectly, enter into or modify any employment, severance or similar agreements or arrangements with, or grant any bonuses, salary increases, severance or termination pay to, any officers, directors, employees or consultants, or take any action with respect to the grant of any bonuses, salary increases, severance or termination pay or with respect to any increase of benefits payable in effect on the date of this agreement;

                  (d) Such Constituent Corporation shall not adopt or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, trust, fund or group arrangement for the benefit or welfare of any employees or any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or arrangements for the benefit or welfare of any director;

                  (e) Such Constituent Corporation shall not cancel or terminate its current insurance policies or cause any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies providing coverage equal to or greater than the coverage under the canceled, terminated or lapsed policies for substantially similar premiums are in full force and effect;

                  (f) Such Constituent Corporation shall (i) use its best efforts to preserve intact such Constituent Corporation's business organization and goodwill, keep available the services of such Constituent Corporation's officers and employees as a group and maintain satisfactory relationships with suppliers, distributors, customers and others having business relationships with such Constituent Corporation; (ii) confer on a regular and frequent basis with representatives of the other Constituent Corporation to report operational matters and the general status of ongoing operations; (iii) not intentionally take any action which would render, or which reasonably may be expected to render, any representation or warranty made by it in this agreement untrue at the Closing; (iv) notify the other Constituent Corporation of any emergency or other change in the normal course of such Constituent Corporation's business or in the operation of such Constituent Corporation's properties and of any governmental or third party complaints, investigations or hearings (or communications indicating that the same may be contemplated) if such emergency, change, complaint, investigation or hearing would be material, individually or in the aggregate, to the business, operations or financial condition of such Constituent Corporation or to such Constituent Corporation's ability to consummate the transactions contemplated by this agreement; and (v) promptly notify the other Constituent Corporation in writing if such Constituent Corporation shall discover that any representation or warranty made by its shareholders in this agreement was when made, or has subsequently become, untrue in any respect;

                  (g) Such Constituent Corporation shall (i) file any Tax returns, elections or information statements with respect to any liabilities for Taxes of such Constituent Corporation or other matters relating to Taxes of such Constituent Corporation which pursuant to applicable law must be filed prior to the Closing Date; (ii) promptly upon filing provide copies of any such Tax returns, elections or information statements to the other Constituent Corporation; (iii) make any such Tax elections or other discretionary positions with respect to Taxes taken by or affecting such Constituent Corporation only upon prior consultation with and consent of the other Constituent Corporation; and (iv) not amend any Return; and

                  (h) Such Constituent Corporation shall not perform any act referenced by (or omit to perform any act which omission is referenced by) the terms of section 3.9 or section 4.9.

                  6.2 Access to Books and Records. Between the date of this agreement and the Closing Date, each Constituent Corporation shall afford to the other Constituent Corporation and the Fluoroware Representative or the Empak Representatives (collectively, the "Representatives") full access at all reasonable times and upon reasonable notice to the offices, properties, books, records, officers, employees and other items of such Constituent Corporation, and the work papers of its regular independent accountants, relating to work done by such accountants with respect to such Constituent Corporation for each of the fiscal years ended in August, 1998 and 1997, and otherwise provide such assistance as is reasonably requested by the Fluoroware Representative or the Empak Representatives, as the case may be, in order that the other Constituent Corporation may have a full opportunity to make such investigation and evaluation as it shall reasonably desire to make of the business and affairs of such Constituent Corporation. In addition, such Constituent Corporation and its officers and directors shall cooperate fully (including providing introductions, where necessary) with the other Constituent Corporation to enable the other Constituent Corporation to contact such third parties, including customers, prospective customers, specifying agencies, vendors, or suppliers of such Constituent Corporation as the other Constituent Corporation deems reasonably necessary to complete its due diligence; provided that, the other Constituent Corporation agrees not to initiate such contacts without the prior approval of such Constituent Corporation, which approval will not be unreasonably withheld. Any information obtained by the other Constituent Corporation or its representatives in connection with such investigation, evaluation and due diligence shall be maintained by the other Constituent Corporation or its representatives on a confidential basis in accordance with the confidentiality commitments set forth in the letter of intent, dated March 15, 1999, between the Constituent Corporations, and the separate confidentiality agreement between the Constituent Corporations, dated September 25, 1998 and October 12, 1998.

                  6.3 Hart-Scott-Rodino Filing. Fluoroware, Empak and any Shareholder who is an "Ultimate Parent Entity" of either Fluoroware or Empak shall cooperate with each other and cause to be filed with the Federal Trade Commission (the "FTC") and the U.S. Department of Justice the premerger notification filing required by the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976 (the "Hart-Scott-Rodino Act"), and shall make available to each other such financial and other information as may be needed to complete and file the forms required by the Hart-Scott-Rodino Act. Each of Empak and Fluoroware shall be responsible for the payment of one-half (1/2) of the filing date payable to the FTC for the Hart-Scott-Rodino Act notification filing.

                  6.4 Other Regulatory Filings. Each Constituent Corporation shall, as promptly as practicable after the execution of this agreement, make or cause to be made all filings and submissions under any laws or regulations applicable to such Constituent Corporation for the consummation of the transactions contemplated herein. Each Constituent Corporation will coordinate and cooperate with the other Constituent Corporation in exchanging such information, will not make any such filing without providing to the other Constituent Corporation a final copy thereof for its review and consent at least two full business days in advance of the proposed filing and will provide such reasonable assistance as the other Constituent Corporation may request in connection with all of the foregoing.

                  6.5 Conditions. Each Constituent Corporation shall take all commercially reasonable actions necessary or desirable to cause the conditions set forth in sections 7.1 and 7.2 to be satisfied and to consummate the transactions contemplated herein as soon as reasonably possible after the satisfaction thereof (but in any event within three business days of such date).

                  6.6 No Negotiations. Neither Constituent Corporation shall enter into any negotiations or agreement, or make any undertaking or commitment,
(i) to merge or consolidate with, or acquire substantially all of the property and assets of, any other corporation or person, (ii) to sell, lease or exchange all or substantially all of their respective properties and assets to any other corporation or person or (iii) otherwise to cause the ownership or control of such Constituent Corporation or any of its subsidiaries to be transferred to any party other than the other Constituent Corporation.

                  6.7 Tax and Accounting Treatment. Each Constituent Corporation shall use all reasonable efforts to cause the Exchange to qualify for pooling-of-interests accounting treatment and as an exchange of property pursuant to
Section 351 of the Code that would be tax-free to the Shareholders.

                                  ARTICLE VII
                             CONDITIONS TO CLOSING

                  7.1 Conditions to the Obligations of Fluoroware and the Fluoroware Shareholders. The respective obligations of Fluoroware and each Fluoroware Shareholder to consummate the Exchange and the other transactions contemplated by this agreement are subject to the satisfaction (or waiver by the Fluoroware Representative) of the following conditions on or before the Closing
Date:

                  (a) The representations and warranties of Empak set forth in this agreement shall be true and correct in all material respects at and as of the Closing Date as though then made and as though the Closing Date had been substituted for the date of this agreement throughout such representations and warranties (without taking into account any disclosures by Empak of discoveries, events or occurrences arising on or after the date hereof), except that any such representation or warranty made as of a specified date (other than the date hereof) shall only need to have been true on and as of such date;

                  (b) Empak shall have performed in all material respects all of the covenants and agreements required to be performed and complied with by it under this agreement prior to the Closing Date;

                  (c) Empak shall have obtained, or caused to be obtained, each consent and approval necessary in order that the transactions contemplated herein not constitute a breach or violation of, or result in a right of termination or acceleration of, or creation of any encumbrance on any of Empak's assets pursuant to the provisions of, any agreement, arrangement or undertaking of or affecting Empak or any license, franchise or permit of or affecting Empak;

                  (d) The waiting period under the Hart-Scott-Rodino Act and other FTC and U.S. Department of Justice rules and regulations shall have lapsed;

                  (e) All material governmental filings, authorizations and approvals that are required for the consummation of the transactions contemplated by this agreement shall have been duly made and obtained;

                  (f) There shall not be threatened, instituted or pending any action or proceeding, before any court or governmental authority or agency, domestic or foreign, (i) challenging or seeking to make illegal, or to delay or otherwise directly or indirectly restrain or prohibit, the consummation of the transactions contemplated hereby or seeking to obtain material damages in connection with such transactions, (ii) seeking to prohibit direct or indirect ownership or operation by the Company of all or a material portion of the business or assets of Empak or Fluoroware, (iii) seeking to invalidate or render unenforceable any material provision of this agreement, or (iv) otherwise relating to and materially adversely affecting the transactions contemplated hereby;

                  (g) Neither Fluoroware nor the Fluoroware Representative shall have discovered any fact or circumstance existing as of the date of this agreement which has not been disclosed to the Fluoroware Representative as of the date of this agreement regarding the business, assets, properties, condition (financial or otherwise), results of operations or prospects of Empak which is, individually or in the aggregate with other such facts and circumstances, materially adverse to Empak or to the value of the Empak Shares;

                  (h) There shall have been no damage, destruction or loss of or to any property or properties owned or used by Empak, whether or not covered by insurance, which, in the aggregate, has, or would be reasonably likely to have, a material adverse effect on Empak;

                  (i) The Fluoroware Shareholders shall have received from Robert E. Boyle & Associates P.A., legal counsel for Empak, a written opinion, dated the Closing Date, addressed to the Fluoroware Shareholders and satisfactory to Fluoroware's legal counsel, in form and substance substantially as set forth in exhibit B;

                  (j) The Company shall have received a letter from KPMG Peat Marwick LLP, in a form reasonably satisfactory to the Fluoroware and Empak, dated as of the Closing Date to the effect that based on information provided to it by Fluoroware and Empak and its review of this agreement, no conditions exist which would preclude the Company from accounting for the Exchange as a "pooling of interest" (the "Pooling Letter");

                  (k) Shareholder Agreements shall have been executed by each of the Empak Shareholders, and such Shareholder Agreements, together with certificates evidencing the Empak Shares owned by such Empak Shareholders, shall have been delivered to the Company;

                  (l) HSBC Bank USA, the independent fiduciary of the Fluoroware, Inc. Employee Stock Ownership Plan and Trust (the "ESOP) shall have
(i) received an opinion from its independent financial advisor, Houlihan Lokey Howard & Zukin Financial Advisors, Inc., to the effect that (A) the value of the Company Shares received by the ESOP in exchange for the Fluoroware Shares held by the ESOP is no less than fair market value, and (B) the terms of the transactions are fair to the ESOP from a financial point of view; and (ii) determined that entering into the Shareholder Agreement and consummating the transactions contemplated by this agreement are prudent and in the best interests of the ESOP participants and beneficiaries.

                  (m) Prior to the Closing Date, Empak shall have delivered to the Company and the Fluoroware Representative each of the following:

                  (i) a certificate of the President of Empak, dated as of the Closing Date, stating that the conditions precedent set forth in subsection (a) or (b) above have been satisfied;

                  (ii) copies of the third party and governmental consents and approvals and of the authorizations referred to in subsection (c), (d) or (e) above;

                  (iii) Empak's minute books, stock transfer records, corporate seal and other materials related to Empak's corporate administration;

                  (iv) a copy of the certificate of incorporation of Empak, certified by the Secretary of State of the state of Minnesota and the other states Empak is required to be qualified to do business in, evidencing the good standing of Empak in such jurisdictions;

                  (v) a certificate (dated as of the Closing Date) executed on behalf of Empak by its Corporate Secretary certifying to the Company and the Fluoroware Shareholders setting forth a copy of each of (A) the text of the resolutions adopted by the Board of Directors of Empak authorizing the execution, delivery and performance of this agreement and the consummation of all of the transactions contemplated by this agreement, and (B) bylaws of Empak; and further certifying that such copies are true, correct and complete copies of such resolutions and bylaws, respectively, and that such resolutions and bylaws were duly adopted and have not been amended or rescinded;

                  (vi) such other certificates, documents and instruments as the Fluoroware Representative reasonably request related to the transactions contemplated hereby.

                  7.2 Conditions to the Obligations of Empak and the Empak Shareholders. The respective obligations of Empak and each Empak Shareholder to consummate the Exchange and the other transactions contemplated by this agreement are subject to the satisfaction (or waiver by the Empak
Representatives) of the following conditions on or before the Closing Date:

                  (a) The representations and warranties of Fluoroware set forth in this agreement shall be true and correct in all material respects at and as of the Closing Date as though then made and as though the Closing Date had been substituted for the date of this agreement throughout such representations and warranties (without taking into account any disclosures by Fluoroware of discoveries, events or occurrences arising on or after the date hereof), except that any such representation or warranty made as of a specified date (other than the date hereof) shall only need to have been true on and as of such date;

                  (b) Fluoroware shall have performed in all material respects all of the covenants and agreements required to be performed and complied with by it under this agreement prior to the Closing Date;

                  (c) Fluoroware shall have obtained, or caused to be obtained, each consent and approval necessary in order that the transactions contemplated herein not constitute a breach or violation of, or result in a right of termination or acceleration of, or creation of any encumbrance on any of Fluoroware's assets pursuant to the provisions of, any agreement, arrangement or undertaking of or affecting Fluoroware or any license, franchise or permit of or affecting Fluoroware;

                  (d) The waiting period under the Hart-Scott-Rodino Act and other FTC and U.S. Department of Justice rules and regulations shall have lapsed;

                  (e) All material governmental filings, authorizations and approvals that are required for the consummation of the transactions contemplated by this agreement shall have been duly made and obtained;

                  (f) There shall not be threatened, instituted or pending any action or proceeding, before any court or governmental authority or agency, domestic or foreign, (i) challenging or seeking to make illegal, or to delay or otherwise directly or indirectly restrain or prohibit, the consummation of the transactions contemplated hereby or seeking to obtain material damages in connection with such transactions, (ii) seeking to prohibit direct or indirect ownership or operation by the Company of all or a material portion of the business or assets of Fluoroware or Empak, (iii) seeking to invalidate or render unenforceable any material provision of this agreement, or (iv) otherwise relating to and materially adversely affecting the transactions contemplated hereby;

                  (g) Neither Empak nor the Empak Representatives shall have discovered any fact or circumstance existing as of the date of this agreement which has not been disclosed to the Empak Representatives as of the date of this agreement regarding the business, assets, properties, condition (financial or otherwise), results of operations or prospects of Fluoroware which is, individually or in the aggregate with other such facts and circumstances, materially adverse to Fluoroware or to the value of the Fluoroware Shares;

                  (h) There shall have been no damage, destruction or loss of or to any property or properties owned or used by Fluoroware, whether or not covered by insurance, which, in the aggregate, has, or would be reasonably likely to have, a material adverse effect on Fluoroware;

                  (i) The Empak Shareholders shall have received from Dunkly, Bennett & Christensen P.A., legal counsel for Fluoroware, a written opinion, dated the Closing Date, addressed to the Empak Shareholders and satisfactory to Empak's legal counsel, in form and substance substantially as set forth in exhibit C;

                  (j) The Company shall have received the Pooling Letter;

                  (k) Shareholder Agreements shall have been executed by each of the Fluoroware Shareholders, and such Shareholder Agreements, together with certificates evidencing the Fluoroware shares owned by such Fluoroware Shareholders, shall have been delivered to the Company; and

                  (l) Prior to the Closing Date, Fluoroware shall have delivered to the Company all of the following:

                  (i) a certificate of the President of Fluoroware, dated as of the Closing Date, stating that the conditions precedent set forth in subsection (a) or (b) above have been satisfied;

                  (ii) copies of the third party and governmental consents and approvals and of the authorizations referred to in subsections (c), (d) or (e) above;

                  (iii) Fluoroware's minute books, stock transfer records, corporate seal and other materials related to Fluoroware's corporate administration;

                  (iv) a copy of the certificate of incorporation of Fluoroware, certified by the Secretary of State of the state of Minnesota and the other states Fluoroware is required to be qualified to do business in, evidencing the good standing of Fluoroware in such jurisdictions;

                  (v) a certificate (dated as of the Closing Date) executed on behalf of Fluoroware by its Corporate Secretary certifying to the Company and the Empak Shareholders setting forth a copy of each of (A) the text of the resolutions adopted by the board of directors of Fluoroware authorizing the execution, delivery and performance of this agreement and the consummation of all of the transactions contemplated by this agreement, and (B) the bylaws of Fluoroware; and further certifying that such copies are true, correct and complete copies of such resolutions and bylaws, respectively, and that such resolutions and bylaws were duly adopted and have not been amended or rescinded;

                  (vi) such other certificates, documents and instruments as the Empak Representative reasonably requests related to the transactions contemplated hereby.


                                 ARTICLE VIII
                                  TERMINATION

                  8.1 Termination. This agreement may be terminated at any time prior to the Closing Date:

                  (a) by the mutual consent of Fluoroware and Empak;

                  (b) by either Fluoroware, on the one hand, or Empak, on the other, if there has been a material misrepresentation, breach of warranty or breach of covenant on the part of the other in the representations, warranties and covenants set forth in this agreement;

                  (c) by either Fluoroware or the Fluoroware Representative, on the one hand, or Empak or the Empak Representatives, on the other, if the transactions contemplated by this agreement have not been consummated by June 30, 1999; provided that, neither will be entitled to terminate this agreement pursuant to this section 8.1(c) if such party's willful breach of this agreement has prevented the consummation of the transactions contemplated by this agreement; or

                  (d) by Fluoroware or the Fluoroware Representative if, after the date hereof, there shall have been a material adverse change in the financial condition or business of Empak or if an event shall have occurred which, so far as reasonably can be foreseen, would result in any such change, except to the extent such change is directly caused by Fluoroware or the Fluoroware Shareholders; or

                  (e) by Empak or the Empak Representatives if, after the date hereof, there shall have been a material adverse change in the financial condition or business of Fluoroware or if an event shall have occurred which, so far as reasonably can be foreseen, would result in any such change, except to the extent such change is directly caused by Empak or the Empak Shareholders.

                  8.2 Effect of Termination. In the event of termination of this agreement by either Fluoroware or the Fluoroware Representative, on the one hand, or Empak or the Empak Representatives, on the other, as provided in section 8.1, all provisions of this agreement shall terminate and there shall be no liability on the part of any of the parties to this agreement, except further that parties shall remain liable for willful breaches of this agreement prior to the time of such termination.

                                  ARTICLE IX
                            SURVIVAL; OFFSET RIGHTS

                  9.1 Survival. Notwithstanding any investigation made by or on behalf of any of the parties to this agreement or any of the Shareholder Representatives or the results of any such investigation and notwithstanding the participation of such party in the Closing, the representations, warranties, covenants and agreements of Empak and Fluoroware in this agreement shall survive the Closing Date for a period of one (1) year following the Closing Date. If a notice of an indemnification claim is given in accordance with section 9.5 before the expiration of such one (1) year period, then (notwithstanding the expiration of the one (1) year period) the representation, warranty, covenant or agreement applicable to such claim shall survive until, but only for purposes of, the resolution of such claim.

                  9.2      Indemnification Commitments.

                  (a) Subject to the limitations of sections 9.3(a), 9.3(b) and 9.3(d), the Company shall have the right to full and complete indemnification against, and to be held harmless from, any loss, liability, deficiency, damage, expense or cost (including reasonable legal expenses) which the Company may suffer, sustain or become subject to, as a result of (i) any misrepresentation in any of the representations and warranties of Fluoroware contained in this agreement or of any of the Fluoroware Shareholders contained in the Fluoroware Shareholder Agreements, (ii) any breach of, or failure to perform, any agreement of Fluoroware contained in this agreement or any of the Fluoroware Shareholders contained in the Fluoroware Shareholder Agreements, or (iii) any third party claims asserted or threatened against the Company which arise out of the actions or inactions of Fluoroware or any of the Fluoroware Shareholders prior to the Closing (collectively, "Fluoroware Recoverable Losses").

                  (b) Subject to the limitations of sections 9.3(a), 9.3(c) and 9.3(d), the Company shall have the right to full and complete indemnification against, and to be held harmless from, any loss, liability, deficiency, damage, expense or cost (including reasonable legal expenses) which the Company may suffer, sustain or become subject to, as a result of (i) any misrepresentation in any of the representations and warranties of Empak contained in this agreement or of any of the Empak Shareholders contained in the Empak Shareholder Agreements, (ii) any breach of, or failure to perform, any agreement of Empak or the Empak Shareholders contained in this agreement or any of the Empak Shareholders contained in the Empak Shareholder Agreements, or (iii) any third party claims asserted or threatened against the Company which arise out of the actions or inactions of Empak or any of the Empak Shareholders prior to the Closing (collectively, "Empak Recoverable Losses"). Fluoroware Recoverable Losses and Empak Recoverable Losses shall sometimes be collectively referred to as "Company Losses."

                  9.3      Limitations on Indemnification Commitments.

                  (a) In the event that any claims for indemnification are made by the Company or any of the Shareholder Representatives pursuant to this article IX, such claims
shall be satisfied solely from the Fluoroware Holdback Shares or the Empak Holdback Shares, as the case may be, and neither Fluoroware, Empak nor any Shareholder shall be personally liable for any indemnification commitments under this agreement; provided, however, that such limitation on indemnification shall not apply to indemnification claims that arise from the inaccuracy of any representation of a Shareholder under a Shareholder Agreement.

                  (b) The Fluoroware Holdback Shares shall be subject to reduction by the Company for any Fluoroware Recoverable Losses (i) only if the Company or the Empak Representatives deliver to the Fluoroware Representative written notice (a "Claim Notice") in the form contemplated by section 9.5 related to a claim or claims prior to the first (1st) anniversary of the Closing Date and (ii) only if, and to the extent that, the aggregate amount of all Fluoroware Recoverable Losses exceeds Two Hundred Fifty Thousand Dollars ($250,000) (the "Threshold"), in which case such losses shall only constitute Fluoroware Recoverable Losses to the extent of the excess of the aggregate amount of all such Fluoroware Recoverable Losses over the Threshold; provided, however, that any Fluoroware Recoverable Losses (A) arising out of or attributable to the inaccuracy of representations set forth in section 3.5 of this agreement or any of the Fluoroware Shareholder Agreements or the failure by Fluoroware or the Fluoroware Shareholders to comply with any of their covenants under this agreement or the Fluoroware Shareholder Agreements, respectively, or
(C) which are based on fraudulent actions or statements of Fluoroware or any Fluoroware Shareholder, shall not be subject to the limitations set forth in this section 9.3(b).

                  (c) The Empak Holdback Shares, shall be subject to reduction by the Company for any Empak Recoverable Losses (i) only if the Company or the Fluoroware Representative deliver to the Empak Representatives a Claim Notice related to claim or claims prior to the first (1st) anniversary of the Closing Date and (ii) only if, and to the extent that, the aggregate amount of all Empak Recoverable Losses exceeds the Threshold, in which case such losses shall only constitute Empak Recoverable Losses to the extent of the excess of the aggregate amount of all such Empak Indemnified Losses over the Threshold; provided, however, that any Empak Recoverable Losses (A) arising out of or attributable to the inaccuracy of representations set forth in section 4.5 of this agreement or any of the Empak Shareholder Agreements or the failure by Empak or the Empak Shareholders to comply with any of its covenants under this agreement or the Empak Shareholder Agreements, respectively, or (C) which are based on fraudulent actions or statements Empak or any Empak Shareholder, shall not be subject to the limitations set forth in this section 9.3(c).

                  (d) If any claim for indemnification under this article IX is determined to be valid pursuant to the procedures set forth in section 9.5, the amount of the Fluoroware Recoverable Loss or the Empak Recoverable Loss, as the case may be, shall be satisfied by reducing the number of Fluoroware Holdback Shares or Empak Holdback Shares, respectively, which are to be issued by the Company on the first anniversary of the Closing Date. The reduction in the number of Fluoroware Holdback Shares (the "Fluoroware Reduction") shall be equal to (i) the amount of the Fluoroware

Recoverable Loss, divided by (ii) the Holdback Value. The reduction in the number of Empak Holdback Shares (the "Empak Reduction") shall be equal to (i) the amount of the Empak Recoverable Loss, divided by (ii) the Holdback Value. For this purpose, such Holdback Value shall be deemed to be the per share value of Company Shares immediately following the completion of the Exchange on the Closing Date that is determined by the mutual agreement of the Shareholder Representatives, and the Shareholder Representatives shall be authorized to obtain, at the expense of the Company, such independent valuation assistance as they, in their discretion, determine to be appropriate to determine the Holdback Value.

                  (e) For purposes of section 2.1(b)(ii), the Fluoroware Adjustment shall be equal to (i) the amount by which (A) 900,001, exceeds (B) the Fluoroware Reduction, divided by (ii) 900,001. For purposes of section 2.2(b)(ii), the Empak Adjustment shall be equal to (i) the amount by which (A) 600,001, exceeds (B) the Empak Reduction, divided by (ii) 600,001.

                  9.4 Insurance Proceeds. Notwithstanding any provision in this agreement to the contrary, no reduction in the amount of the Holdback Shares shall be made, if and to the extent that the Company, Empak or Fluoroware has actually received any insurance proceeds attributable to the Company Losses. If and to the extent such insurance proceeds are received by the Company, Empak or Fluoroware after the Company has reduced the number of Holdback Shares pursuant to this article IX, the Company shall reissue that number of additional Company Shares to the appropriate Shareholders as shall be equal to the amount of such insurance proceeds, divided by the Holdback Value, determined pursuant to section 9.3(d). The Company covenants and agrees to pursue diligently all claims for insurance proceeds under any applicable policy maintained by Empak, Fluoroware or the Company. The parties agree to use reasonable efforts to cooperate in ascertaining and establishing coverage and pursuing and collecting any claims under applicable insurance polices related to insured Company Losses.

                  9.5      Claims Procedure.

                  (a) Initiation of Claim Procedure. In the event the Company or any Fluoroware Representative or any Empak Representative (the "Claimant") proposes to make any claim for indemnification under this article IX, it shall deliver a written notice signed by Claimant (the "Claim Notice") to other Shareholder Representatives (with a duplicate copy thereof being delivered concurrently to the Company, if appropriate) prior to the first anniversary of the Closing Date. The Claim Notice shall specify in reasonable detail each individual item of damage, loss, expense or other claim included in the amount so stated, the date such item was paid or properly accrued, the basis for any anticipated liability and the nature of the misrepresentation, breach of warranty, agreement or claim to which each such item is related. Respondent shall have forty-five (45) days after receipt of any Claim Notice in which to object in writing to the claim or claims made by Claimant in the Claim Notice, which written objection (the "Objection Notice") shall state, in reasonable detail, the basis for Respondent's objection.

                  (b) Negotiated Settlement of Claims. In the event that Respondent does deliver an Objection Notice with respect to any claim or claims made in any Claim Notice, the Empak Representatives and the Fluoroware Representative shall, within the forty-five (45) day period beginning as of the date of the receipt by Claimant of the Objection Notice, attempt in good faith to agree upon the proper resolutions of each of such claims. If the parties should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Company. The Company shall be entitled to rely on any such memorandum to make distributions of the Holdback Shares in accordance with the terms of such memorandum and section 2.1(b)(ii) or section 2.2(b)(ii) of this agreement.

                  (c) Arbitration. If no agreement can be reached after good faith negotiation within the forty-five (45) day period specified in section 9.5(b) or such extended period as the Shareholder Representatives shall mutually agree upon in writing, the matter shall be submitted to binding arbitration in accordance with the rules and procedures of the American Arbitration Association. Unless otherwise agreed to by the Shareholder Representatives, any such arbitration shall be held in Minneapolis, Minnesota. The decision of the arbitrator as to the validity and amount of any claim shall be conclusive and binding upon the Company, the Shareholder Representatives and the Shareholders. The Company shall be entitled to act in accordance with such decision and make distributions of the Holdback Shares in accordance therewith and with section 2.1(b)(ii) or section 2.2(b)(ii). Any arbitrator's decision may be used as a basis for entry of judgment in any jurisdiction. Each party shall pay their own costs and expenses incurred in connection with such arbitration proceedings and each party shall pay fifty percent (50%) of the fees of the arbitrator and the American Arbitration Association; provided, however, that if either party is successful in such arbitration proceeding in an amount equal to eighty percent (80%) or more of the amount in dispute (e.g. the Empak Representatives are successful if awarded eighty percent (80%) or more of their claims, and the Fluoroware Representative is successful if the Empak Representatives are awarded less than twenty percent (20%) of their claims), the other party shall be responsible for paying all of the costs of the proceeding, including the costs and expenses (including reasonable attorneys' fees, arbitration fees and costs) of the prevailing party.

                  (d) Final Payment. Upon the later of (i) the first anniversary of the Closing Date, or (ii) expiration of the forty-five (45) day period after the delivery of a memorandum of agreement, in cases covered by section 9.5(b) of this agreement, or the receipt of a decision of the arbitrator, in cases covered in section 9.5(c) of this agreement, the Company shall, as promptly as practicable, issue to the Shareholders the number of Holdback Shares determined to be issuable to each of them pursuant to section 2.1(b)(ii) or section 2.2(b)(ii), as applicable.

                                   ARTICLE X
                                 MISCELLANEOUS

                  10.1 Press Releases and Announcements. Prior to the Closing Date, no party hereto shall issue any press release (or make any other public announcement) related to this agreement or the transactions contemplated hereby or make any announcement to the employees, customers or suppliers of Empak or Fluoroware without prior written approval of the other parties, except as may be necessary, in the opinion of counsel to the party seeking to make disclosure, to comply with the requirements of this agreement or applicable law. If any such press release or public announcement is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all reasonable efforts, acting in good faith, to agree upon a text for such disclosure which is satisfactory to both parties.

                  10.2 Expenses. Except as otherwise expressly provided for herein, Fluoroware and the Fluoroware Shareholders, on the one hand, and Empak and the Empak Shareholders, on the other hand, will be responsible for the payment of all of their own expenses (including attorneys' and accountants' fees) in connection with the negotiation of this agreement, the performance of their respective obligations under this agreement and the consummation of the transactions contemplated hereby (whether consummated or not); provided, however, that legal fees and expenses of Dorsey & Whitney LLP, as special legal counsel for the Exchange, shall be regarded as expenses of the transaction and one-half (1/2) of such fees and expenses shall be paid by each of Fluoroware and Empak, regardless of whether the transactions contemplated by this agreement are consummated.

                  10.3 Amendment and Waiver. This agreement may not be amended or waived except in a writing executed by the party against which such amendment or waiver is sought to be enforced; provided, however, that (a) the Fluoroware Representative shall be authorized to amend or waive provisions of this agreement on behalf of the Fluoroware Shareholders so long as such amendment does not modify the number of Company Shares to be received by the Fluoroware Shareholders pursuant to the Exchange, and the Empak Representative shall be authorized to amend or waive provisions of this agreement on behalf of the Empak Shareholders so long as such amendment does not modify the number of Company Shares to be received by the Empak Shareholders pursuant to the Exchange. No course of dealing between or among any persons having any interest in this agreement will be deemed effective to modify or amend any part of this agreement or any rights or obligations of any person under or by reason of this agreement.

                  10.4 Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this agreement will be in writing and will be deemed to have been given when personally delivered or three days after being mailed, if mailed by first class mail, return receipt requested, or when receipt is acknowledged, if sent by overnight courier service, facsimile, telecopy or other electronic transmission device. Notices, demands and communications to the Fluoroware Shareholders, Fluoroware, the Empak Shareholders and Empak will, unless another address is specified in writing, be sent to the address indicated below:

Notices to Fluoroware or                    with a copy to:
Fluoroware Representative:                  Dunkley, Bennett & Christensen P.A.
3500 Lyman Boulevard                        701 Fourth Avenue South, Suite 700
Chaska, MN 55318                            Minneapolis, MN 55415
Attn: Stan Geyer                            Attention: Jay Bennett, Esq.
Telecopy: 612-488-2950                      Telecopy:  (612) 339-9545


Notices to Empak or the Empak                with a copy to
Representatives:                             Robert E. Boyle & Associates, P.A.
950 Lake Drive                               145 Paramount Plaza III
Chanhassen, MN 55317                         7831 Glenroy Road
Attn: Delmer Jensen                          Bloomington, MN 55439
Telecopy: 612-949-1288                       Attention: Robert E. Boyle, Esq.
                                             Telecopy: (612) 837-0920

                  10.5 Assignment. This agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that neither this agreement nor any of the rights, interests or obligations hereunder may be assigned by any party hereto without the prior written consent of the other parties hereto.

                  10.6 Severability. Whenever possible, each provision of this agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this agreement.

                  10.7 Complete Agreement. This agreement, the schedules, and other exhibits hereto, the Fluoroware Disclosure Schedule, the Empak Disclosure Schedule and the other documents referred to herein contain the complete agreement among the parties and supersede any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

                  10.8 Counterparts. This agreement may be executed in one or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same instrument. This agreement shall not be binding until is executed by all of the parties hereto.

                  10.9 Governing Law. The internal law, without regard for conflicts of laws principles, of the State of Minnesota will govern all questions concerning the construction, validity and interpretation of this agreement and the performance of the obligations imposed by this agreement.

                  IN WITNESS WHEREOF, each of the parties to this agreement has executed this agreement as of the date set forth in the first paragraph.

FLUOROWARE, INC.                         EMPAK, INC.


By                                       By
   ---------------------------------       --------------------------------

ENTEGRIS, INC.


By
   ---------------------------------

                                                                    Schedule A-1

Shareholder                                          Fluoroware Shares

Fluoroware, Inc. Employee Stock
       Ownership Plan Trust                                      10,040,562
Jay Bennett                                                          80,380
Sarah Bennett                                                        78,100
Andrew Bennett                                                       16,100
Robert Bennett                                                       16,100
Thomas Bennett                                                       16,100
Robert Bennett                                                       16,100
James E. Dauwalter                                                1,775,280
Judith Dauwalter                                                    199,220
Michael Dauwalter                                                    33,220
David Dauwalter                                                      33,220
Kathryn Dauwaler                                                     33,220
James Effertz                                                         3,300
Stan Geyer                                                          749,300
Beverly Geyer                                                       145,880
Christian Geyer                                                      20,100
Annie Geyer                                                          20,100
John Goodman                                                         67,840
James Hanson                                                         17,967
Al Henningsgaard                                                     56,560
Wayne Holtmeier                                                      27,080
Richard LaBute                                                       67,840
Roger McDaniel                                                        5,880
Guy Milliren                                                        130,440
Jacqueline Lee Milliren                                               4,460
David Niederkorn                                                     70,640
Daniel Quernemoen                                                   421,000
June Quernemoen                                                     170,000
Richard G. Revord Trust                                              89,000
Dorothy E Revord Trust                                               89,000
Frank Sidell                                                         58,880
T.Weldon Smith                                                       70,640
Paul Turley                                                           2,964
John Villas                                                          67,840
Craig Wallestad Trust                                               322,220
Craig Wallestad Children Trust                                       83,780
Wallestad Foundation                                                  5,900
Lowell Wolter                                                         3,300
Jan W. Wright                                                       398,420
Timothy Wright                                                       46,120
Wayne Zitzloff                                                        8,340

                                                                    Schedule A-2

Shareholder                                           Empak Shares


Marubeni Corporation                                 396,215

Marubeni America
    Corporation                                       264,144

WCB Holdings, LLC                                    5,890,303